UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Presbia PLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July [•], 2018

To our Shareholders:

You are cordially invited to attend our 2018 Annual General Meeting of Shareholders on Thursday, August 30, 2018 at 11A.M. (Pacific Standard Time) at Courtyard Irvine Spectrum, 7955 Irvine Center Drive, Irvine, CA, U.S.A.  During the meeting, we will discuss each item of business described in the accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement, update you on important developments in our business and respond to any questions that you may have about us.

Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement. Also enclosed herewith is your proxy card, which includes instructions for voting, our 2017 Annual Report, and our Irish Statutory Accounts for the fiscal year ended December 31, 2017.

Your vote is extremely important.

You may submit your proxy by telephone or the internet, as described in the instructions printed on the enclosed proxy card; by using the enclosed proxy card; or by voting in person at the meeting. Whether or not you expect to attend the Annual Meeting, please vote your shares.

I hope you will find it possible to participate in the meeting.

Best regards,

/s/ Mark Yung

Mark Yung
Chairman of the Board

Registered in Ireland – No. 539137

Riverside One, Sir John Rogerson’s Quay, Dublin 2, Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On August 30, 2018

To the Shareholders of Presbia PLC:

Our Annual General Meeting of Shareholders (the “Annual Meeting”) will be held at Courtyard Irvine Spectrum, 7955 Irvine Center Drive, Irvine, CA, U.S.A., on Thursday, August 30, 2018 at 11:00 A.M. (Pacific Standard Time). At the Annual Meeting, shareholders will be asked to:

1.

By separate resolutions, elect to our Board of Directors (the “Board”) to serve as directors until the annual general meeting of shareholders held in 2019 the following individuals nominated by our Board: Mark Yung; Richard Ressler; Zohar Loshitzer; Robert Cresci; Gerd Auffarth and Gerald Farrell.

2.

Ratify, in a non-binding advisory vote, the appointment of Squar Milner LLP as the independent registered public accounting firm of Presbia PLC with respect to Presbia’s U.S. financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration.

3.

Ratify, in a non-binding advisory vote, the appointment of Moore Stephens LLP as the independent statutory auditor of Presbia PLC with respect to Presbia’s Irish financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration.

4.	To adopt an amendment to the Presbia Incentive Plan to increase the number of ordinary shares available for awards thereunder.
5.	To renew the Board’s existing authority to issue shares under Irish law.
6.

To renew the Board’s existing authority to issue shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply under Irish law.

7.	Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our Board unanimously recommends that you vote “FOR” the election of each of the Board’s director nominees (Proposal 1), “FOR” the proposal to ratify Squar Milner LLP as Presbia’s independent registered public accounting firm with respect to Presbia’s U.S. financial statements for the year ending December 31, 2018 and to authorize the Audit Committee of the Board to set such auditor’s remuneration (Proposal 2), “FOR” the proposal to ratify Moore Stephens LLP as Presbia’s independent statutory auditor with respect to Presbia’s Irish financial statements for the year ending December 31, 2018 and to authorize the Audit Committee of the Board to set the auditor’s remuneration (Proposal 3), FOR” the proposal to adopt an amendment to the Presbia Incentive Plan to increase the number of ordinary shares available for awards thereunder (Proposal 4), “FOR” the proposal to renew the Board’s existing authority to issue shares under Irish law (Proposal 5) and “FOR” the proposal to renew the Board’s existing authority to issue shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply under Irish law (Proposal 6). Proposals 1 to 5 (inclusive) are ordinary resolutions, requiring the affirmative vote of a simple majority of the votes cast at the Annual Meeting (in person or by proxy) to be approved. Proposal 6 is a special resolution and requires affirmative vote of 75% of the votes cast at the Annual Meeting (in person or by proxy) to be approved.

Shareholders in Ireland may participate in the Annual Meeting by audio link at the offices of McCann FitzGerald, Riverside One, Sir John Rogerson’s Quay, Dublin 2, Ireland, at 7 p.m. (local time). See “General Information About the Annual Meeting and Voting” for further information on participating in the Annual Meeting in Ireland.

During the Annual Meeting, following a review of Presbia PLC’s affairs, management will present Presbia PLC’s Irish Statutory Accounts for the fiscal year ended December 31, 2017 and the reports of Moore Stephens LLP, our independent auditor for the year ended December 31, 2017, thereon.  Our Board has fixed the close of business on July 26, 2018 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or grant your proxy by telephone or internet by following the instructions printed on the enclosed proxy card. Any shareholder entitled to attend and vote at the Annual Meeting may appoint one or more proxies who need not be a shareholder(s) of Presbia PLC to attend, speak and vote on their behalf. If you wish to appoint as proxy any person other than the individuals specified on the enclosed proxy card, please contact the Company Secretary at our corporate headquarters and also note that your nominated proxy must attend the Annual Meeting in person in order for your votes to be cast.

By Order of the Board of Directors,

/s/ Richard T. Fogarty

Richard T. Fogarty, Secretary
Dublin Ireland
July [•], 2018

PRESBIA PLC

PROXY STATEMENT

This Proxy Statement and the enclosed form of proxy card, the foregoing Notice of Annual General Meeting of Shareholders, our enclosed 2017 Annual Report (the “Annual Report”) and  our Irish Statutory Accounts for the fiscal year ended December 31, 2017, including the related reports, are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Presbia PLC, an Irish incorporated public limited company, for use at our 2018 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at Courtyard Irvine Spectrum, 7955 Irvine Center Drive, Irvine, CA, U.S.A, on Thursday, August 30, 2018 at 11:00 A.M (Pacific Standard Time), and at any adjournment or postponement thereof. Only shareholders of record at the close of business on July 26, 2018 (the “Record Date”) shall be entitled to notice of, and to vote at, the Annual Meeting.  This proxy statement and related materials are first being sent to shareholders on or about August 3, 2018.

Our Board unanimously recommends that you vote “FOR” the election of each of the Board’s director nominees (Proposal 1), “FOR” the proposal to ratify Squar Milner LLP as Presbia’s independent registered public accounting firm with respect to Presbia’s U.S. financial statements for the year ending December 31, 2018 and to authorize the Audit Committee of the Board to set such auditor’s remuneration (Proposal 2), “FOR” the proposal to ratify Moore Stephens LLP as Presbia’s independent statutory auditor with respect to Presbia’s Irish financial statements for the year ending December 31, 2018 and to authorize the Audit Committee of the Board to set the auditor’s remuneration (Proposal 3), FOR” the proposal to adopt an amendment to the Presbia Incentive Plan to increase the number of ordinary shares available for awards thereunder (Proposal 4), “FOR” the proposal to renew the Board’s existing authority to issue shares under Irish law (Proposal 5) and “FOR” the proposal to renew the Board’s existing authority to issue shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply under Irish law (Proposal 6).  Proposals 1 to 5 (inclusive) are ordinary resolutions, requiring the affirmative vote of a simple majority of the votes cast at the Annual Meeting (in person or by proxy) to be approved. Proposal 6 is a special resolution and requires the affirmative vote of 75% of the votes cast at the Annual Meeting (in person or by proxy) to be approved.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON AUGUST 30, 2018:

This Proxy Statement and the enclosed form of proxy card, and the enclosed Notice of Annual General Meeting of Shareholders, the 2017 Annual Report and our 2017 Irish Statutory Accounts, are available at: [www.envisionreports.com/LENS.]

EXPLANATORY NOTE: In January 2015, we completed a series of corporate reorganization transactions described in “General Information About the Annual General Meeting and Voting – Corporate History,” which we refer to herein as the Reorganization Transactions. Unless we state otherwise, the terms “we,” “us,” “our,” “Presbia” and the “company” refer to Presbia PLC and its consolidated subsidiaries after giving effect to the Reorganization Transactions. Prior to the completion of the Reorganization Transactions, the foregoing terms refer to the entities that became the consolidated subsidiaries of Presbia PLC upon consummation of the Reorganization Transactions.

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING		1
THE PROPOSALS		7
Proposal 1 —	ELECTION OF DIRECTORS	7
Proposal 2 —	NON-BINDING RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM WITH RESPECT TO U.S. FINANCIAL STATEMENTS AND BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THE REMUNERATION OF SUCH AUDITOR	8
Proposal 3 —	NON-BINDING RATIFICATION OF INDEPENDENT STATUTORY AUDITOR WITH RESPECT TO IRISH FINANCIAL STATEMENTS AND BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THE REMUNERATION OF SUCH INDEPENDENT STATUTORY AUDITOR	10
Proposal 4 —	ADOPTION OF AN AMENDMENT TO THE PRESBIA INCENTIVE PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES AVAILABLE FOR AWARDS THEREUNDER	11
Proposal 5 —	RENEW DIRECTORS' AUTHORITY TO ISSUE SHARES	19
Proposal 6 —	RENEW DIRECTORS’ AUTHORITY TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS	20
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE		21
EXECUTIVE COMPENSATION		27
REPORT OF THE AUDIT COMMITTEE		34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		35
RELATED PARTY TRANSACTIONS		37
PRESENTATION OF THE IRISH STATUTORY ACCOUNTS		40
OTHER MATTERS		41
ACCESS TO FORM 10-K		42

-i-

General Information About the Annual Meeting and Voting

Why are you receiving these proxy materials?

We are providing these proxy materials to you because our Board is asking (technically called soliciting) holders of our ordinary shares to provide proxies to be voted at the Annual Meeting. The Annual Meeting is scheduled for August 30, 2018, commencing at 11:00 A.M. (Pacific Standard Time), at Courtyard Irvine Spectrum, 7955 Irvine Center Drive, Irvine, CA, U.S.A. Your proxy will be used at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. Proxy Materials are first being sent to shareholders on or about July [●], 2018.

What will shareholders be voting on?

1.	To elect our directors;
2.

To ratify, in a non-binding advisory vote, the appointment of Squar Milner LLP as the independent registered public accounting firm of Presbia PLC with respect to Presbia’s U.S. financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration;

3.

To ratify, in a non-binding advisory vote, the appointment of Moore Stephens LLP as the independent statutory auditor of Presbia PLC with respect to Presbia’s Irish financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration;

4.	To adopt an amendment to the Presbia Incentive Plan to increase the number of ordinary shares available for awards thereunder;
5.	To renew the Board’s existing authority to issue shares under Irish law;
6.

To renew the Board’s existing authority to issue shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply under Irish law; and

7.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, July 26, 2018, may vote at the Annual Meeting. There were [●] of our ordinary shares issued and outstanding and entitled to vote on July 26, 2018 held by [●] holders of record. If you would like to inspect our Irish Statutory Register of Members, please call Richard T. Fogarty, our Secretary, at +353 (1) 551 1487 to arrange a visit to our offices.

What are the voting rights of the holders of our ordinary shares?

Each outstanding ordinary share will be entitled to one vote on each matter to be voted on a poll at the Annual Meeting.

How can you vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1. By Telephone—You can submit your proxy by telephone by following the instructions provided on the enclosed proxy card. The telephone proxy submission procedures are designed to authenticate a shareholder’s identity to allow a shareholder to vote its shares and confirm that its instructions have been properly recorded. Submitting your proxy by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

2. Over the Internet—You can simplify your voting by voting your shares via the internet as instructed on the enclosed proxy card. The internet procedures are designed to authenticate a shareholder’s identity to allow a shareholder to vote its shares and confirm that its instructions have been properly recorded. Voting via the internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

3. By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope (which will be forwarded for Presbia PLC’s registered address electronically). Your shares will be voted according to your instructions. If you sign the enclosed proxy card appointing Mark Yung and Richard T. Fogarty as your proxies but do not specify how you want your shares voted, they will be voted as recommended by our Board. Unsigned proxy cards will not be voted.

4. In Person Vote at the Annual Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting. If you hold your shares through a broker or bank and wish to vote in person, please bring a “legal” proxy from your broker or bank.

Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a shareholder of record of Presbia and you choose to submit your proxy by telephone by calling the toll-free number on your proxy card, your use of that telephone system and in particular the entry of your PIN number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand,  and for all purposes of the Irish Companies Act 2014, of Mark Yung and Richard T. Fogarty as your proxies to vote your shares on your behalf in accordance with your telephone instructions.

Shareholders in Ireland may participate in the Annual Meeting by audio link at the offices of McCann FitzGerald, Sir John Rogerson’s Quay, Dublin 2, Ireland, at 8 p.m. (local time).

Beneficial Owners, Broker Non-Votes and Abstentions

Most of our shareholders hold their shares in “street name” through a broker, bank or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee in how to vote your shares. We encourage you to provide voting instructions to your broker, bank or other nominee pursuant to the instructions that they provide to you. If you provide specific voting instructions by telephone, by internet or by mail, your broker, bank or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy form from your broker, bank or other nominee.

Brokers, banks, or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our auditors and authorization for the Audit Committee of the Board to set their remuneration; however, they will not have this discretionary authority with respect to non-routine matters, including the election of directors. With respect to non-routine matters, if beneficial owners do not provide voting instructions, these are called “broker non-votes.”  Both broker non-votes and abstentions are counted as present for the purpose of determining the presence of a quorum, but will not otherwise have any effect on the vote with respect to any proposal presented at the Annual Meeting.  We encourage you to provide voting instructions to the organization that holds your shares.

Can you change your vote or revoke your proxy?

You may revoke your proxy before your shares are voted at the Annual Meeting by:

•

timely notifying our Secretary, Richard T. Fogarty, in writing, at Presbia PLC’s headquarters at Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford, Dublin 18 Ireland, that you are revoking your proxy;

•	submitting a later dated proxy card;

•	submitting a new proxy again by telephone or over the internet; or
•	attending and voting at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your broker, bank, or other nominee pursuant to the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Mark Yung, our Chairman and Chief Executive Officer and one of our directors, and Richard T. Fogarty, our Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.  If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your ordinary shares may be voted.

If you are a shareholder who is entitled to attend and vote, then you are entitled to appoint a proxy or proxies to attend, speak and vote on your behalf.  A proxy is not required to be a shareholder of Presbia.  If you wish to appoint as proxy any person other than Mark Yung and Richard T. Fogarty, please contact Richard T. Fogarty, our Corporate Secretary, at Presbia PLC’s headquarters at Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford Dublin 18 Ireland.  A proxy is required to vote in accordance with any instructions given to him or her.  Completion of a form of proxy will not preclude a shareholder from attending, speaking and voting at the Annual Meeting in person.

How will your proxy vote your shares?

Your proxy will vote according to your instructions. If you choose to vote by mail and complete, sign, and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of each of the six director nominees named in Proposal 1 and “FOR” Proposals 2, 3, 4, 5 and 6. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

What constitutes a quorum?

The holders of at least 50% of the [●] ordinary shares issued and outstanding as of the record date entitled to vote at the Annual Meeting in person, either present or represented by proxy, will constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum.  If within one hour from the time appointed for the Annual Meeting a quorum is not present, the Annual Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine and if at the adjourned meeting a quorum is not present within one hour from the time appointed for the meeting the shareholders present shall be a quorum.

What vote is required to approve each matter and how are votes counted?

For each of the ordinary resolutions to be presented at the Annual Meeting (election of each of the directors, ratification of independent registered public accounting firm and approval of the Audit Committee to set such auditor’s remuneration, ratification of independent statutory auditor, approval of the Audit Committee to set such auditor’s remuneration and adoption of amendment to the Presbia PLC Incentive Plan), the requisite vote to approve such matters is the affirmative vote of the holders of our ordinary shares representing a simple majority of the ordinary shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1, 2, 3, 4, 5 and 6 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card are permitted to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (SEC) within four business days following the Annual Meeting. You will be able to find a copy of the Form 8-K on the internet through the SEC’s EDGAR website (www.sec.gov) or through the “Investors” section of our website (www.presbia.com).

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board and we will bear the costs of the solicitation. This solicitation is being made by mail and through the internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

Why does Presbia have two sets of financial statements covering the same fiscal period?

U.S. securities laws require us to send or make available to you our 2017 Annual Report on Form 10-K, which includes our U.S. financial statements prepared in accordance with U.S. GAAP required by SEC rules. Irish law also requires us to send or make available to you our Irish Statutory Accounts for our 2017 fiscal year, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with Irish law. The Irish Statutory Accounts will be laid before the Annual Meeting.

Who are our auditors and will they be represented at the Annual Meeting?

Squar Milner LLP served as our independent registered public accounting under U.S. law for the fiscal year ended December 31, 2017 and audited our U.S. financial statements for such fiscal year.  One or more representatives of Squar Milner LLP, our independent registered public accounting firm with respect to our U.S. financial statements for the year ended December 31, 2017 is expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

Moore Stephens LLP served as our independent auditor under Irish law for the fiscal year ended December 31, 2017 and audited our Irish Statutory Accounts for such fiscal year.  During the Annual Meeting, management will present our Irish Statutory Accounts for the fiscal year ended December 31, 2017 and the reports of Moore Stephens LLP, our independent auditor under Irish law for the year ended December 31, 2017, thereon.  One or more representatives of Moore Stephens LLP is expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

Why are you being asked to ratify the selection of Squar Milner LLP and Moore Stephens LLP?

Our Audit Committee has chosen Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements for the year ending December 31, 2018 and Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements for the year ending December 31, 2018.  Although shareholder approval of our Audit Committee’s selection of Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements and Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements is non-binding and not required, we believe that it is advisable to give shareholders an opportunity to ratify this selection. If either or both of these proposals are not approved at the Annual Meeting, our Audit Committee has agreed to reconsider its selection of such auditor or auditors, but will not be required to take any action.

Why are you being asked to authorize the Audit Committee to set our independent auditor’s remuneration?

As a matter of Irish law, where the independent auditor is appointed by the board of directors, the board or a committee duly authorized by the board is able to set the auditor’s remuneration. In most other circumstances, the Company’s shareholders must approve the remuneration at the annual general shareholders meeting. Although we are not required to seek shareholder authorization to enable our Audit Committee to set the remuneration of our auditors, because we are asking our shareholders to ratify the selection of Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements and Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements, we believe it is advisable to give shareholders an opportunity to authorize the Audit Committee of our Board to set Squar Milner LLP’s remuneration and Moore Stephens LLP’s remuneration.  For Irish incorporated public companies, it is standard practice that the shareholders are asked to approve the level of auditor remuneration.

What is “householding” and how does it affect me?

Some brokers, banks and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of availability of proxy materials. This means that only one copy of this Proxy Statement, our Annual Report and our Irish Statutory Accounts may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of any such documents to you if you write or call our Investor Relations Department at Presbia PLC, Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford, Dublin 18 Ireland or +353 (1) 551 1487.

If you want to receive separate copies of our Proxy Statement, Annual Report and our Irish financial statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our Investor Relations Department, in writing, at the address listed above.

When are shareholder proposals and director nominations for our 2019 annual general meeting of shareholders due?

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2019 annual general meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Secretary at our offices at Presbia PLC, Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford, Dublin 18 Ireland, not later than March 28, 2019.  If, however, the date of our 2019 annual general meeting of shareholders will be on or before July 31, 2019 or on or after September 29, 2019, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at our 2019 annual general meeting of shareholders will not affect any rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

In addition, under our memorandum and articles of association, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual general meeting of shareholders.  These procedures provide that in order for a shareholder to propose a nomination for director nominee(s) and/or an item of business to be introduced at an annual general meeting of shareholders, the shareholder (i) must be a shareholder at the time of giving notice of such annual general meeting by or at the direction of the Board and at the time of such annual general meeting, (ii) must be entitled to vote at such annual general meeting and (iii) must comply with the procedures set forth in our memorandum and articles of association as to such nomination or business.

We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2019 annual general meeting of shareholders after April 30, 2019, but before May 25, 2019.   If the notice is not received within this timeframe, then the notice will be considered untimely and we are not required to present such proposal at the 2019 annual general shareholders meeting.

In the event that no annual general meeting of shareholders was held in the previous year or the date of the annual general meeting of shareholders is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice must be so delivered by the shareholder not earlier than the close of business on the 100th calendar day prior to the date of such annual general meeting and not later than the close of business on (a) 75 calendar days prior to the day of the contemplated annual general meeting or (b) the 10th calendar day after the day on which public announcement of the date of the contemplated annual general meeting is first made by Presbia; provided, further, that with respect to the first annual general shareholder meeting of Presbia, notice by a shareholder must be so delivered by the close of business on the day that is not less than ten days after the day on which public announcement of the date of such meeting is first made by Presbia. In no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.  Any such notice must include all of the information required to be in such notice pursuant to our articles of association.

Corporate History

In February 2015, Presbia PLC consummated its initial public offering of ordinary shares. Prior to our initial public offering, we effected a series of reorganization transactions described below.

Presbia Holdings was organized in the Cayman Islands in 2007 as an exempted company with limited liability. In 2009, Presbia Holdings acquired Visitome, Inc., a California corporation and the developer of our corneal inlay technology.

In October 2013, we completed a restructuring which involved the establishment of our interim holding company, Presbia Ireland, Limited, that directly or indirectly owns 100% of our business, assets and subsidiaries. Presbia Ireland, Limited is organized under the laws of Ireland as a private limited company. At the time of the restructuring, Presbia Ireland, Limited was wholly-owned by Presbia Holdings and certain intercompany debt was owed to Presbia Holdings by certain of its other subsidiaries. As part of the restructuring, approximately $12.2 million of such outstanding intercompany debt owed to Presbia Holdings was converted to equity of such subsidiaries. We refer to this transaction as the 2013 Restructuring.

In November 2014, Presbia Holdings converted additional indebtedness owed to Presbia Holdings by certain subsidiaries of Presbia Ireland, Limited at that time to equity. In this transaction, approximately $23.5 million of outstanding intercompany debt owed to Presbia Holdings was converted to equity of such subsidiaries. We refer to this transaction as the 2014 Debt Conversion.

In January 2015, Presbia Holdings converted all the remaining indebtedness owed by a subsidiary of Presbia Ireland, Limited at that time to equity. In this transaction, approximately $1.6 million of outstanding intercompany debt owed to Presbia Holdings was converted to equity of such subsidiary. We refer to this transaction as the 2015 Debt Conversion. In addition, immediately following the 2015 Debt Conversion, Presbia Holdings contributed all the share capital in issue in Presbia Ireland, Limited to Presbia PLC, an Irish incorporated public limited company formed in February 2014 for the purpose of consummating our initial public offering, in exchange for 9,166,667 ordinary shares of Presbia PLC. We refer to this transaction as the 2015 Capital Contribution. Presbia PLC previously issued 40,000 ordinary shares to Presbia Holdings upon its formation, in order to satisfy statutory requirements for the incorporation of all Irish public limited companies, which were re-designated as deferred shares under our memorandum and articles of association prior to the consummation of our initial public offering. We refer to the 2014 Debt Conversion, the 2015 Debt Conversion and the 2015 Capital Contribution, collectively, as the 2014-2015 Restructuring.

We refer to the 2013 Restructuring, the formation and initial capitalization of Presbia PLC, and the 2014-2015 Restructuring, collectively, as the Reorganization Transactions.

In August 2015, Presbia Holdings distributed the 9,166,667 ordinary shares of Presbia PLC, referred to herein as the 2015 Capital Contribution and an additional 500,000 ordinary shares acquired from the initial public offering for an aggregate of 9,666,667 ordinary shares, to its ordinary shareholders and liquidated the entity in November 2015.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are taking advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act of 2002 and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  In addition, because we are both an emerging growth company and a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies and smaller reporting companies.

THE PROPOSALS

Proposal 1 — Election of Directors

(Ordinary ResolutionS)

Our articles of association provide that the number of members of our Board shall be no less than two members and no more than 11 members, as our Board may determine from time to time.  The number of members of our Board is currently fixed at six. The first proposal before the shareholders at the Annual Meeting is the election of our Board. Our Board recommends to our shareholders the election of each of the following designated nominees for election at the Annual Meeting, to serve as directors until the conclusion of the annual general meeting of shareholders held in 2019 or until his or her earlier death, removal or resignation: Mark Yung, Richard Ressler, Zohar Loshitzer, Gerd Auffarth, Robert Cresci, and Gerald Farrell.

The nominees receiving approval of a simple majority of those shareholders present in person or by proxy at the Annual Meeting and who are entitled to vote will be elected to serve on our Board.  All nominees are presently directors who have consented to be named and have agreed to serve if elected. If this should not be the case, however, the proxies may vote for a substitute nominee to be designated by the Board, or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting or leave the position(s) vacant.

Notwithstanding the requirement that a nominee requires approval by a simple majority of those shareholders present in person or by proxy at the Annual Meeting, as Irish law requires a minimum of two directors, if, at any Annual Meeting, the number of directors is reduced below this prescribed minimum due to the failure of any directors to be re-elected, then in those circumstances, the two directors who receive the highest number of votes in favor of re-election shall be re-elected and shall remain directors until such time as additional directors have been appointed to replace them as directors.

Biographical information concerning each nominee for election as director is set forth in the section of this Proxy Statement entitled “Directors, Executive Officers and Corporate Governance.”

The text of the resolution in respect of Proposal 1 is as follows:

“IT IS RESOLVED, by separate resolutions, to re-elect the following director nominees:

(a) Mark Yung	(d) Gerd Auffarth
(b) Richard Ressler	(e) Robert Cresci
(c) Zohar Loshitzer	(f) Gerald Farrell

Our Board unanimously recommends a vote “FOR” each of the Board’s six director nominees presented in Proposal 1.

Proposal 2 — Non-Binding Ratification of Independent REGISTERED PUBLIC ACCOUNTING FIRM with respect to u.s. financial statements and Binding Vote to Authorize the Audit Committee to Set the Remuneration of SUCH Auditor

(Ordinary Resolution)

The Audit Committee of our Board has selected Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements for the fiscal year ending December 31, 2018. We are submitting this selection for ratification by our shareholders at the Annual Meeting.

We are not required to seek shareholder ratification of the selection of Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements. However, we are submitting the selection of Squar Milner LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders do not ratify the selection, our Board and the Audit Committee will reconsider whether or not to retain Squar Milner LLP. Even if the selection is ratified, our Board and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of Presbia and our shareholders.

Because we are asking our shareholders to ratify the selection of Squar Milner LLP as our independent registered public accounting firm with respect to our U.S. financial statements, we believe it is advisable to give shareholders an opportunity to authorize the Audit Committee of our Board to set such auditor’s remuneration.

Principal Accountant Fees and Services

The following table presents fees for professional services provided Squar Milner LLP for the years ended December 31, 2017 and 2016 (amounts in thousands):

	Year Ended December 31,
Squar Milner LLP	2017	2016
Audit fees	$114	$114
Audit-related fees	9	20
Tax fees	—	—
Total	$123	$134

Audit fees. Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements and (ii) the reviews of the financial statements included in the Quarterly Reports on Form 10-Q.

Audit-Related fees. Audit-related fees are for assurance and related services that are reasonably related to the audit and reviews of our financial statements, exclusive of the fees disclosed as audit fees above.

Tax Fees. Tax fees consisted of professional services rendered for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

Consistent with SEC policies regarding auditor independence and the audit committee’s charter, the audit committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm.

Pre-approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, as amended, the audit committee of our Board is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence. To implement these provisions of the Sarbanes-Oxley Act of 2002, as amended, the Securities and Exchange Commission has issued rules specifying the types of services that an independent registered public accounting firm may not provide to its audit client, as well as the audit committee’s administration of the engagement of the independent registered public accounting firm. Hence, the audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

For the years ended December 31, 2017 and 2016, the Audit Committee was responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of other fees as described above is compatible with maintaining Squar Milner’s independence and has determined that such services for fiscal years ending in December 31, 2017 and 2016 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 16, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

One or more representatives of Squar Milner LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

The text of the resolution in respect of Proposal 2 is as follows:

“IT IS RESOLVED, to ratify, on a non-binding advisory basis, the appointment of Squar Milner LLP as the independent registered public accounting firm of Presbia PLC with respect to Presbia’s U.S. financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration.”

Our Board unanimously recommends a vote “FOR” Proposal 2.

Proposal 3 — Non-Binding Ratification of Independent STATUTORY Auditor WITH RESPECT TO irish FINANCIAL STATEMENTS and Binding Vote to Authorize the Audit Committee to Set the Remuneration of SUCH Independent STATUTORY Auditor

(Ordinary Resolution)

The Audit Committee of our Board has selected Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements for the fiscal year ending December 31, 2018. We are submitting this selection for ratification by our shareholders at the Annual Meeting.

During the Annual Meeting, management will present our Irish Statutory Accounts for the fiscal year ended December 31, 2017 and the reports of Moore Stephens LLP, our independent auditor under Irish law for the year ended December 31, 2017, thereon.  One or more representatives of Moore Stephens LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

We are not required to seek shareholder ratification of the selection of Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements. However, we are submitting the selection of Moore Stephens LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders do not ratify the selection, our Board and the Audit Committee will reconsider whether or not to retain Moore Stephens LLP. Even if the selection is ratified, our Board and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of Presbia and our shareholders.

Because we are asking our shareholders to ratify the selection of Moore Stephens LLP as our independent statutory auditor with respect to our Irish financial statements, we believe it is advisable to give shareholders an opportunity to authorize the Audit Committee of our Board to set such independent auditor’s remuneration.  For Irish incorporated public companies, it is standard practice that the shareholders approve the level of auditor remuneration.

The text of the resolution in respect of Proposal 3 is as follows:

“IT IS RESOLVED, to ratify, on a non-binding advisory basis, the appointment of Moore Stephens LLP as the independent statutory auditor of Presbia PLC with respect to Presbia’s Irish financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor’s remuneration.”

Our Board unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4 — ADOPTION OF AN AMENDMENT TO THE PRESBIA INCENTIVE PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES AVAILABLE FOR AWARDS THEREUNDER

(ORDINARY RESOLUTION)

On July 18, 2018, our Board of Directors approved an amendment (the “Plan Amendment”) to the Presbia PLC Incentive Plan, as amended (as amended by the Plan Amendment, the “Amended Plan”), subject to shareholder approval at the Annual Meeting, which increases the number of shares reserved for issuance under the Amended Plan by 300,000 ordinary shares. The Presbia PLC Incentive Plan was originally adopted by our Board and approved by our shareholders prior to our initial public offering in January 2015 and was amended in August 2016 at our 2016 Annual Meeting of Shareholders (as approved and amended from time to time, the “Presbia Incentive Plan”).

The purpose of the Presbia Incentive Plan is to enable us to have a compensation program designed to attract, retain, and motivate highly qualified employees; provide employees with long-term equity-based incentives to produce long-term growth thereby increasing our value to shareholders; and foster a cooperative teaching and learning environment that focuses on delivering shareholder value. We believe that equity compensation is an essential element of our compensation package and that equity awards align employees and directors’ interests with those of our shareholders.

The Board believes that it is in the best interests of the Company and its shareholders to adopt the Plan Amendment because it will allow us to continue to use equity based incentives and promote the goals of our compensation strategy. As of June 15, 2018, we have 1,430,071 stock options and restricted stock units outstanding or issued in the case of restricted stock awards and 769,929 ordinary shares available for future issuance under the Presbia Incentive Plan, and we believe that such amount will not be sufficient to cover the on-going needs of the Company under its compensation strategy. In its deliberations regarding the size of the increase in the maximum number of ordinary shares issuable under the Presbia Incentive Plan (the “Grant Pool”), the Board considered that after giving effect to the Plan Amendment, the Grant Pool would represent approximately 14.6% of the Company’s outstanding ordinary shares, calculated on a fully-diluted basis.

Our Board recommends a vote for adoption and approval of the Plan Amendment. The Plan Amendment will only become effective subject to approval by our shareholders.

Summary of Changes to the Presbia Incentive Plan

If the Plan Amendment is approved, the following changes will be made to the Presbia Incentive Plan:

Shares Reserved Under the Presbia Incentive Plan.   The maximum number of the Company’s ordinary shares that can be issued under the Presbia Incentive Plan would increase by 300,000 ordinary shares to 2,500,000 ordinary shares, subject to customary adjustments for stock splits, stock dividends or similar transactions, all of which may be issued pursuant to the exercise of incentive stock options (that is options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) under the Presbia Incentive Plan.

This summary does not purport to be a complete description of all of the provisions of the Plan Amendment. It is qualified in its entirety by reference to the full text of the Plan Amendment. A copy of the Plan Amendment is attached to this Proxy Statement as Appendix A hereto.

Summary of the Existing Presbia Incentive Plan

The Presbia Incentive Plan permits us to grant awards of stock options, restricted shares, stock appreciation rights, restricted share units, performance shares, performance share units, dividend equivalent rights in respect of awards and other share-based and cash-based awards, including annual and long-term cash incentive awards. Awards under the Presbia Incentive Plan may be granted to employees, directors, consultants and other persons who perform services for our Company or a subsidiary of our Company. As of June 30, 2018, approximately 12 employees and 5 non-employee directors were eligible to participate in the Plan.

A total of 2,200,000 of our ordinary shares are authorized for issuance under the Presbia Incentive Plan. The Board has approved, subject to shareholder approval, an amendment to the Presbia Incentive Plan to increase the number of ordinary shares authorized for issuance thereunder to 2,500,000. For purposes of calculating the number of ordinary shares available under the Presbia Incentive Plan, shares covered by awards that are forfeited, terminated, or cancelled are available for future awards under the Presbia Incentive Plan, as are shares that are surrendered or withheld from any award to satisfy tax withholding obligations or the exercise price of an award or that are tendered by an award recipient to pay the exercise price of any awards. Such shares may be authorized but unissued shares or authorized and issued shares held in our treasury or acquired by our company for purposes of the Presbia Incentive Plan.

The Presbia Incentive Plan is administered by the Board’s compensation committee. The compensation committee has the authority to:

•	determine which individuals may be granted awards and the provisions of award agreements;
•	interpret the Presbia Incentive Plan and award agreements;
•	prescribe, amend and rescind rules and regulations, if any, relating to the Presbia Incentive Plan;
•	make all determinations necessary or advisable for the administration of the Presbia Incentive Plan; and
•	correct any defect, supply any omission and reconcile any inconsistency in the Presbia Incentive Plan or any award agreement.

Payments to our Company upon the grant, exercise or payment of an award may be made in such form as our compensation committee determines, including cash, ordinary shares, net share exercise, other securities, other awards or other property.

Options granted pursuant to the Presbia Incentive Plan will have an exercise price that is not less than 100% of the fair market value of the shares subject to the option on the date of grant and a term of not more than 10 years from the date of grant. In general, unless an award agreement specifies otherwise, options will become exercisable with respect to 20% of the shares subject thereto on each of the first five anniversaries of the date of grant. However, each option will become fully exercisable upon a “change of control” of our company (as defined in the Presbia Incentive Plan), unless the Board determines that the optionee has been offered substantially identical replacement options and a comparable position at the acquiring company. In general, upon an optionee’s termination of employment, any then exercisable options held by the optionee may be exercised for a period of three months following such termination (one year in the case of death), but in no event beyond the stated expiration date of such options; provided that all options shall immediately terminate upon termination of an optionee’s employment for cause.

Restricted shares granted pursuant to the Presbia Incentive Plan may not be sold, assigned or otherwise transferred during the restricted period determined by our compensation committee at grant. Except as otherwise determined by our compensation committee, upon a recipient’s termination of employment prior to the expiration of the applicable restricted period, all shares for which the restricted period has not lapsed will be forfeited and reacquired by us at no cost (or for nil consideration). Our compensation committee may accelerate the vesting of all or any restricted shares at any time on such terms as it shall determine by cancelling the outstanding restrictions to which such shares are subject prior to the expiration of the restricted period of such shares. In addition, all restricted shares will become fully vested, and the restrictions to which shares are subject shall lapse, upon a “change of control” of our company (as defined in the Presbia Incentive Plan) unless the Board determines that the recipient has been offered substantially identical replacement restricted shares and a comparable position at the acquiring company. During the restricted period, the recipient will possess all incidents of ownership of the restricted shares, including the right to receive dividends on and vote such shares; provided that, unless otherwise set forth in an award agreement, any cash or share dividends with respect to restricted shares will be withheld by us for the recipient’s account and will be subject to the same restrictions as the corresponding restricted shares to which such dividends relate.

Share appreciation rights granted pursuant to the Presbia Incentive Plan will confer the right to receive, for each ordinary share with respect to which the share appreciation right is exercised, an amount equal to (i) the excess of the fair market value of an ordinary share on the date of exercise over (ii) the base price of the share appreciation right. The base price of share appreciation rights will not be less than 100% of the fair market value of the ordinary shares subject to the share appreciation right on the date of grant. Share appreciation rights will become exercisable at such time or times as our compensation committee determines. Payment upon exercise of a share appreciation right may be made in cash or in our ordinary shares or both, as determined by our compensation committee.

Restricted share units granted pursuant to the Presbia Incentive Plan will be subject to such terms as the compensation committee determines. At the time of grant, our compensation committee will specify the date or dates on which restricted share units will vest and the conditions to vesting and will specify the date(s) on which ordinary shares will be transferred to a recipient in respect of vested restricted share units (which date(s) may be later than the vesting date or dates of such award). Except as otherwise determined by our compensation committee, upon a recipient’s termination of employment, restricted share units that have not vested will be forfeited and cancelled (or reacquired by us for nil consideration). Our compensation committee may at any time accelerate the vesting dates of all or any restricted share units or waive or amend any conditions of such awards.

Our compensation committee may grant performance shares in the form of actual ordinary shares or performance share units having a value equal to an identical number of ordinary shares, in such amounts and subject to such terms as the compensation committee determines. The performance conditions and the length of the performance period applicable to performance shares and performance share unit awards will be determined by our compensation committee. In addition, our compensation committee will determine whether performance share units will be paid in cash, ordinary shares or a combination of both.

Our compensation committee may award other types of share-based or cash-based awards under the Presbia Incentive Plan in such amounts and subject to such terms and conditions as our compensation committee may determine. Such awards may entail the transfer of actual ordinary shares or payment in cash or otherwise of amounts based on the value of our ordinary shares or the payment of cash pursuant to annual and long-term incentive awards approved by our compensation committee that may or may not be based on the value of our ordinary shares.

Maximum Awards under the Presbia Incentive Plan.   No employee may receive options or SARs with respect to more than 400,000 of our ordinary shares in the aggregate in any fiscal year. The maximum dollar value payable to any employee in any one fiscal year of the Company with respect to performance shares, performance share units or other share- or cash-based awards that may be settled in cash or other property (other than ordinary shares) is $1 million. These ordinary share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions.

Code Section 162(m). Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation”, such as stock options and other equity awards, that satisfies certain criteria.  Under the federal tax reform legislation signed into law on December 22, 2017, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The compensation committee intends to consider the potential impact of Section 162(m) on compensation decisions, but reserves the right to approve compensation for an executive officer that exceeds the deduction limit of Section 162(m).

The Board may amend the Presbia Incentive Plan at any time, but no amendment may materially alter or adversely impair rights and obligations under previously granted awards without the consent of the recipient. Amendments to the Presbia Incentive Plan require shareholder approval to the extent required by applicable laws, regulations or rules.

The Presbia Incentive Plan was adopted in January 2015, prior to the consummation of our initial public offering and was amended at our 2016 Annual Meeting of Shareholders. Unless sooner terminated by the Board, the Presbia Incentive Plan will expire 10 years after its adoption.

This description is not complete. For more information, we refer you to the full text of the Presbia Incentive Plan, which we filed as an exhibit to the 2014 Annual Report on Form 10-K, and the Amendment No. 1 thereto, which we filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

New Plan Benefits

The compensation committee will have full discretion to determine the number and amount of awards to be granted to employees under the Presbia Incentive Plan, subject to the terms of the Presbia Incentive Plan. Other than the grants, which are set forth in the table below, the future benefits or amounts that would be received by the executive officers and the groups named in the table below under the Presbia Incentive Plan are not determinable at this time.

Name and Position	Dollar Value(1) ($)	Number of Units (#)
All current executive officers, as a group	—	—
All current directors who are not executive officers, as a group	$300,000.00	271,985
All current employees who are not executive officers, as a group	—	—

(1)

Pursuant to the terms of our director compensation, we intend to grant our non-employee directors annual stock option awards valued at $100,000 for their continued service on our Board. The number of shares set forth in the table is based on the closing price of $2.10 on July 18, 2018. The actual number of shares underlying these stock option awards will be determined based on the closing price on the date of grant.

U.S. Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences relating to the grant and exercise of certain awards under the Presbia Incentive Plan and, where applicable, the subsequent sale of ordinary shares that are acquired under the Presbia Incentive Plan. The tax consequences may vary depending upon the particular circumstances, and the income tax laws and regulations change from time to time. This summary is general in nature and does not purport to be a complete statement of all federal income tax consequences.

Nonqualified Stock Options.  There will be no federal income tax consequences to an optionee or to the Company upon the grant of a nonqualified stock option. When an optionee exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that a participant realizes when the optionee later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.

Incentive Stock Options.  There will be no federal income tax consequences to an optionee or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If an optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the optionee will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). If the required holding period is met, any amount received by the optionee in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Stock Appreciation Rights.  The recipient of a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time a SAR is granted. When the recipient exercises the SAR, the cash or fair market value of any ordinary shares received will be taxable to the recipient as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Shares, Performance Shares.  Unless a recipient makes an election to accelerate recognition of income to the grant date as described below, the recipient will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time restricted shares are granted. When the restrictions lapse, the recipient will recognize ordinary income equal to the fair market value of the ordinary shares as of that date, less any amount paid for the shares, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). If the recipient files an election under Code Section 83(b) within 30 days after the grant date, the recipient will recognize ordinary income as of the grant date equal to the fair market value of the shares as of that date, less any amount paid for the shares, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the recipient at capital gains rates. However, if the shares are later forfeited, the recipient will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted Share Units, Performance Share Units, and Cash-Bonus Awards.  A recipient will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time a restricted share unit, performance share unit or cash-based bonus award is granted. When a recipient receives payment under a restricted share unit, performance share unit or cash-based bonus award, the amount of cash received and the fair market value of any ordinary shares received will be ordinary income to the recipient, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Vote Required

This proposal must be approved by a majority of the shares present and entitled to vote on the proposal (whether voting is by show of hands or a poll is taken). As a result, abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome.

The text of the resolution in respect of Proposal 4 is as follows:

“IT IS RESOLVED, that the amendments to the Presbia Incentive Plan to increase the number of ordinary shares available for awards thereunder.”

Our Board unanimously recommends a vote “FOR” Proposal 4.

BACKGROUND TO PROPOSALS 5 AND 6

Introduction

As a matter of Irish law, directors of an Irish public limited company must have specific authority from shareholders to allot and issue any of the company’s shares (other than pursuant to employee equity plans) which, in the case of the company, constitute both our ordinary shares and preferred shares (the company also has a separate class of deferred ordinary shares but all such deferred ordinary shares, up to the maximum authorised amount, have been issued). In addition, when the directors of an Irish public limited company determine that it is in the best interests of the company to issue shares for cash, the company must first offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right) unless this statutory pre-emption right is dis-applied, or opted-out of, by approval of the shareholders.

In anticipation of the initial public offering of ordinary shares in Presbia PLC, we adopted articles of association on January 23, 2014 that authorized our directors to allot and issue shares up to a maximum of our authorized but unissued share capital and dis-applied the statutory pre-emption right. Accordingly, subject to SEC and NASDAQ rules and regulations, our directors are currently authorized to issue relevant securities, without shareholder approval, up to a maximum of our authorized but unissued share capital, and are further authorized to issue those shares for cash without first being required to offer those shares to all of our shareholders on a pro-rata basis. In this Proxy Statement, we refer to the share allotment and issuance authority and the pre-emption opt-out authority collectively as the share issuance authorities. These share issuance authorities have, since the initial public offering, kept us on an equal footing with our peer companies who are incorporated and listed in the U.S. However, these share issuance authorities will expire on January 23, 2019 unless renewed by our shareholders.

Proposals 5 and 6, which we refer to as our share issuance proposals, ask our shareholders to renew, for an additional five years, the same share issuance authorities that have been in place and that we have been operating under since the initial public offering. Approval of these proposals extends but does not expand the current share issuance authorities of our board of directors. We are and will continue to be subject to all of the shareholder approval and other requirements that arise from our ordinary shares being listed exclusively on the NASDAQ and our being considered a U.S. domestic reporting company under SEC rules, and our board of directors will also continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.

Many of the companies with which we compete strategically are listed and incorporated in the U.S., and are not subject to similar share issuance restrictions. We are asking you to approve our share issuance proposals to allow us to continue to execute on our business and growth strategy in a timely and competitive manner.

Effect on Authorized Share Capital

Of the 350,000,000 ordinary shares we currently have authorized for issuance, as of the close of business on July 26, 2018, there were [●] ordinary shares outstanding and another [●] ordinary shares reserved for issuance under the Presbia Incentive Plan. Of the 50,000,000 preferred shares we currently have authorized for issuance, as of the close of business on July 26, 2018, there were [●] preferred shares outstanding. Renewal of the current share issuance authorities will  not  increase our authorized share capital or otherwise provide greater authority than is currently provided for under our articles of association, other than to renew the term of the share issuance authorities for an additional five years. In addition, we have no immediate plans, arrangements or understandings with respect to any share issuances for which renewal of the share issuance authorities is necessary, other than issuances of shares under the Presbia Incentive Plan.

Rationale for Seeking Renewal of Current Share Issuance Authorities

We do not believe that limitations derived from Irish market practice should apply to Presbia PLC.  While not required by Irish law, we believe it has become market practice for companies whose share capital is listed on Euronext Dublin to generally limit the share allotment and issuance authority to an amount equal to 33%, or 66% pursuant to a fully pre-emptive rights issue, of their issued share capital for a period of 12 to 18 months and to generally limit the dis-application of statutory pre-emption right to only 10% of their issued share capital for a period of 12 to 18 months (provided that any amount above 5% is to be used only for the purposes of an acquisition or a specified capital investment). While these limitations in size and duration on the share issuance authorities are part of the corporate governance framework applicable to companies whose share capital is listed on Euronext Dublin (regardless of whether such companies are incorporated in Ireland or elsewhere), our ordinary shares are not, and never have been, listed on Euronext Dublin, and we are not subject to Euronext Dublin share listing rules or governed by the corporate governance standards applicable to companies whose share capital is listed on Euronext Dublin.

As an Irish company, we are committed to complying with Irish law. We are legally required to seek shareholder approval to renew our share issuance authorities because we are incorporated in Ireland. However, the U.S. capital markets are the sole capital markets for our ordinary shares and our ordinary shares are listed solely on the NASDAQ. As such, we believe that our shareholders expect us to, and we are committed to, follow customary U.S. capital markets practices, U.S. corporate governance standards, the rules and regulations of the SEC and the NASDAQ rules and listing standards. We also believe that applying the standards and market practices of a market where our ordinary shares are not listed is inappropriate and is simply not in the best interests of our company or our shareholders, especially in circumstances where we are committed to complying with the governance rules and practices of the actual capital market for our ordinary shares, the NASDAQ, which provides its own separate restrictions on share issuances for the protection of shareholders.

Further, we believe that these Irish market limitations would leave us disadvantaged as compared with our U.S. incorporated and exchange-listed peers. Companies that are incorporated and listed in the U.S. are not generally required to and do not seek shareholder approval to renew their authority to allot and issue shares, and the dis-application of the statutory pre-emption right is not otherwise required for many companies with which we compete. In this regard, companies who are incorporated and publicly-traded in the U.S. generally do not grant all existing shareholders pre-emptive rights on new issuances of shares.

To be clear, shareholder approval of our share issuance proposals would not mean that we would have no limits on future share issuances. To the contrary, we are considered to be a U.S. domestic reporting company under SEC rules and are subject to the same governance and share issuance requirements as all other U.S.-incorporated companies listed on NASDAQ. For example, NASDAQ rules generally require shareholder approval prior to our issuing shares in connection with acquisitions, other than in public offerings for cash, when the number of shares to be issued is or will be equal to or in excess of 20% of the number of our ordinary shares outstanding before the issuance. With limited exceptions, we must also seek shareholder approval of our equity compensation plans, including material revisions of such plans.

In addition, our shareholders will also continue to benefit from our directors’ obligations under Irish law, including their principal fiduciary duties to act in good faith and in the best interests of the company, and the protections afforded to them under the Irish Takeover Rules, which are designed to ensure that, in an offer context, there is equality of information between shareholders and bidders and that shareholders’ rights are protected.

We understand that certain proxy advisory firms have in recent proxy seasons applied their United Kingdom, or U.K., and Ireland voting guidelines in formulating their voting recommendations on share issuance authorities proposals for U.S.-listed Irish incorporated companies, meaning that they have applied or otherwise taken into account the market practice for companies whose share capital is listed on Euronext Dublin in formulating their voting recommendations on share issuance authorities proposals for Irish incorporated companies, even if their shares are not listed on Euronext Dublin (or any U.K. exchange). For all of the reasons stated above, we respectfully disagree with this approach.

We also understand that some Irish incorporated companies that are listed solely on U.S. stock exchanges have followed the market practice for companies whose share capital is listed on Euronext Dublin with respect to their own share issuance authorities proposals. However, those companies may have business and growth strategies that differ from ours or may have different approaches for creating shareholder value.

Ability to execute on our business strategy without competitive disadvantage. The renewal of our share issuance authorities is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital.

If Proposals 5 and 6 are not approved, we would be required to obtain shareholder approval prior to issuing any shares in connection with new strategic or financing opportunities after January 23, 2019, even if we would not otherwise be required to obtain shareholder approval under NASDAQ rules. This could put us at a distinct disadvantage compared to our peers in competing for acquisitions and similar transactions and might make it difficult for us to complete such transactions in furtherance of our growth strategy, thus potentially limiting our ability to deploy capital to meet strategic goals that are in the best interests of our shareholders.

While we would still have the ability to seek shareholder approval in connection with a specific issuance of shares should our shareholders not approve Proposals 5 and 6, we do not believe that our ability to convene an extraordinary general meeting of shareholders to approve each specific share issuance that we would seek to undertake in furtherance of future strategic transactions is a workable alternative to obtaining approval of Proposals 5 and 6. The uncertainty of whether we could obtain shareholder approval for a specific issuance in the context of any transaction, as well as the delays we would experience in seeking and obtaining such approval, could make any transaction bid that we submit less attractive, even if our bid was on economically better terms than competitive bids submitted by U.S.-listed companies not subject to similar share issuance restrictions. In addition, the case-by-case approval approach ignores market window and other deal timing and competitive realities. Likewise, the requirement to first offer shares that we propose to issue for cash to all of our existing shareholders in time-consuming pro-rata rights offerings would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our business strategy, would increase our costs and otherwise might make it difficult for us to complete such transactions, and could put us at a distinct disadvantage compared to many of our peers in competing for acquisitions and similar transactions.

Summary

The share issuance proposals, if approved, would provide our Board with the flexibility to issue shares that are already within our authorized share capital in order to advance our business and drive shareholder value on an equal footing with our peers, subject to the shareholder approval and other requirements and restrictions of NASDAQ and the SEC. The renewal of the share issuance authorities, as proposed:

•	will not increase our authorized share capital;
•	will not exempt us from any NASDAQ corporate governance or other requirements, including those limiting the issuance of shares;
•	will keep us on an equal footing with our peer companies who are incorporated and listed in the U.S., while also fully complying with Irish law; and
•	is fully consistent with U.S. capital markets practice and governance standards.

For the above reasons, our Board strongly recommends that you vote “FOR” both of the share issuance proposals.

PROPOSAL 5 - RENEW DIRECTORS’ AUTHORITY TO ISSUE SHARES

(ORDINARY RESOLUTION)

The directors of an Irish public limited company must have specific authority from shareholders to issue shares (including rights to subscribe for or otherwise acquire any shares) even shares which are part of the company’s authorized but unissued share capital. Currently, our articles of association authorize our directors to issue new shares without shareholder approval up to a maximum of our authorized but unissued share capital. This authority has been in place since the date of the initial adoption of our articles of association, being January 23, 2014. Under Irish law, this authority can be granted for a maximum period of five years, at which point it lapses unless renewed by our shareholders. The current authority is therefore due to expire on January 23, 2019.

We are asking for your approval to renew the directors’ authority to allot and issue shares for an additional five-year period to expire on August 30, 2023. We are not asking you to approve an increase  to our authorized share capital. Your approval of this Proposal 5 will simply provide our Board with continued flexibility to issue shares up to the maximum of our existing authorized but unissued share capital, subject to the shareholder approval and other requirements of NASDAQ and the SEC. The renewed authority would apply to the issuance of shares.

Renewal of this authority would not exempt Presbia PLC from applicable NASDAQ requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable SEC disclosure and other regulations, and our board of directors will continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.

If shareholders do not approve this Proposal 5, the existing authorization to allot and issue up to the amount of our authorized but unissued share capital will continue to apply until January 23, 2019. However, our Board will generally not be able to issue any shares after January 23, 2019 (other than to employees pursuant to our employee equity plans or pursuant to a pre-existing contractual obligation) without first seeking and obtaining shareholder approval for each such issuance.

Please refer to background discussion of Proposals 5 and 6 beginning on page 16 of this Proxy Statement for additional information regarding this proposal.

The text of the resolution in respect of Proposal 5 is as follows:

“IT IS RESOLVED, that the directors of Presbia PLC be and they are hereby generally and unconditionally authorized pursuant to section 1021(1) of the Irish Companies Act 2014 to exercise all powers of Presbia PLC to allot relevant securities (within the meaning of section 1021(12) of the Irish Companies Act 2014) up to the amount of Presbia PLC’s authorized but unissued share capital as at the date of this resolution, provided that this authority shall expire five years from the date of passing of this resolution and provided that Presbia PLC may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.”

Our Board unanimously recommends a vote “FOR” Proposal 5.

PROPOSAL 6 - RENEW DIRECTORS’ AUTHORITY TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS

(SPECIAL RESOLUTION)

In general, unless otherwise authorized by shareholders, before an Irish public limited company can issue shares for cash (including rights to subscribe for or otherwise acquire any shares) to any new shareholders, it must first offer the shares or rights to existing shareholders of the company pro-rata to their existing shareholdings. Our articles of association currently authorize directors to issue new shares for cash, up to a maximum of our authorized but unissued share capital, without first offering them to existing shareholders, thereby opting out of the statutory pre-emption rights provision. Under Irish law, this authority can be granted for a maximum period of five years, at which point it will lapse unless renewed by our shareholders. The current pre-emption opt-out authority is due to expire on January 23, 2019.

We are asking for your approval to renew the pre-emption opt-out authority for an additional five-year period to expire on August 30, 2023. Your approval of this Proposal 6 will simply provide our board of directors with continued flexibility to issue shares for cash on a non-pre-emptive basis up to the maximum of our existing authorized but unissued share capital. Renewal of this authority would not exempt Presbia PLC from applicable NASDAQ requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable SEC disclosure and other regulations, and our board of directors will continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.

If our shareholders do not approve this Proposal 6, the existing pre-emption opt-out authority in respect of up to the amount of our authorized but unissued share capital will continue to apply until January 23, 2019. However, shares issued for cash after January 23, 2019 would have to first be offered to existing shareholders of Presbia PLC pro-rata to their existing shareholding before those shares could be issued to any new shareholders.  This limitation on our ability to issue shares for cash could put us at a distinct disadvantage compared to many of our peers in competing for acquisitions and similar transactions, would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our growth strategy, and would increase our costs and otherwise might make it difficult for us to complete such transactions in furtherance of our growth strategy, thus potentially limiting our ability to deploy capital to meet strategic goals that are in the best interests of our shareholders. Please note that the requirement to offer shares to pre-existing shareholders does not apply where such shares are issued for non-cash consideration or pursuant to employee equity plans.

Please refer to background discussion of Proposals 5 and 6 beginning on page 16 of this Proxy Statement for additional information regarding this proposal.

As required under Irish law, Proposal 6 is a special resolution that requires the affirmative vote of at least 75% of the votes cast in person or by proxy at the Annual Meeting (including any adjournment thereof) in order to be approved. In addition, Proposal 6 is subject to Proposal 5 being approved because Irish law requires that a general authority to issue shares be in place before a pre-emption opt-out authority can be granted. Therefore, unless shareholders approve Proposal 5, Proposal 6 will fail and not be implemented, notwithstanding that shareholders may have approved Proposal 6.

The text of the resolution in respect of Proposal 6 is as follows:

“IT IS RESOLVED, that as a special resolution, subject to and conditional upon Proposal 5 being passed, the directors of Presbia PLC be and are hereby empowered pursuant to section 1023(3) of the Irish Companies Act 2014 to allot equity securities within the meaning of said section 1023 for cash pursuant to the authority conferred by Proposal 5 up to an aggregate nominal amount equal to the authorized but unissued share capital of Presbia PLC as at the date of this resolution as if section 1022 of the Irish Companies Act 2014 did not apply to any such allotment, provided that this authority shall expire five years from the date of passing of this resolution and provided that Presbia PLC may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors of Presbia PLC may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this resolution had not expired.”

Our Board unanimously recommends a vote “FOR” Proposal 6.

Directors, Executive Officers and Corporate Governance

The following table sets forth information regarding our executive officers and directors as of June 15, 2018.

NAME	AGE	POSITION(S)
Mark Yung(2)(4)	44	Chief Executive Officer and Executive Chairman of the Board
Richard Fogarty	67	Chief Accounting Officer, Vice President, Finance and Secretary
Casey Lind	56	Chief Operating Officer
Zohar Loshitzer	60	Director
Gerald Farrell(1)(3)(4)	58	Director
Gerd U. Auffarth(1)(2)(4)	53	Director
Richard Ressler(2)(3)	59	Director
Robert J. Cresci(1)(2)(3)	74	Director

(1)	Member of our audit committee.
(2)	Member of our nominating and corporate governance committee.
(3)	Member of our compensation committee.
(4)	Member of our medical affairs committee.

Mark Yung was elected as Executive Chairman of the board and Chief Executive Officer of Presbia PLC on December 11, 2017. Mr. Yung is co-founder and Managing Principal of OCV Management, LLC (“OCV”), an investor, owner and operator of technology and life science companies based in Los Angeles, which was founded in 2016 and is majority-owned by Richard Ressler (one of our directors and the beneficial owner of the majority of the ordinary shares of our company). Previously, Mr. Yung was a Managing Director at Orchard Capital Corp., a firm he joined in 2006. Through his affiliation with OCV and Orchard Capital, Mr. Yung has and continues to serve in various senior capacities including, among others, as Chairman and CEO of Presbia PLC (NASDAQ: LENS), an ophthalmic device company, as Executive Chairman of the board of directors of Environmental Solutions Worldwide, Inc., a clean technology company focused on the reduction of diesel emissions, as Chief Financial Officer and director of Polymer Plainfield Holdings, Inc., an OEM automotive supplier with operations in the United States, Canada, Mexico and the Caribbean, as Chairman of the Board of Vantage Surgical Systems, Inc., and as director and/or officer of Coreolis Holdings and Tradewinds Holdings. Prior to joining Orchard Capital Corp., Mr. Yung was a Senior Vice President in the Corporate Strategy and Merger and Acquisitions groups of Citigroup in New York and ABN AMRO in Amsterdam, Netherlands. Prior to his corporate strategy roles, Mr. Yung was an investment professional at JPMorgan Partners (“JPMP”). At JPMP, Mr. Yung focused on venture capital, growth equity and buyout transactions in Latin America and served as board member for various emerging companies in the region. Mr. Yung began his career in 1996 at Chase Securities, Inc., focusing on leveraged finance for cross-border buyouts and privatizations. Mr. Yung is an Independent Director of PacWest Bancorp, Inc. (NASDAQ “PACW”). Mr. Yung holds a B.A. from Cornell University and an MBA from INSEAD.

Richard Fogarty has served as Chief Accounting Officer of Presbia PLC since January 2018. He previously served as the Chief Accounting Officer of Presbia PLC and the Vice President, Finance of Presbia PLC from February 2014 to June 2016. From February 2010 to August 2013, Mr. Fogarty was Vice President, Finance and Administration and Chief Financial Officer for Plainfield Precision, Inc., a provider of contract manufacturing services to the automotive and medical device industries. Mr. Fogarty held corporate controller and corporate finance positions in publicly-held companies Collectors Universe, Inc., which provides authentication and grading services for high-value collectibles, from March 2006 to February 2010, and Impco Technologies, Inc. (now Fuel Systems Solutions, Inc.), which designs, manufactures and supplies alternative fuel products and systems, from November 2002 to March 2006. Mr. Fogarty holds an M.B.A. from Fairleigh Dickinson University and a B.S. degree from Union College. Mr. Fogarty is a Certified Management Accountant.

Casey Lind has served as Chief Operating Officer since February 2018. Prior to joining Presbia, from October 2017 to February 2018, Ms. Lind was the managing member of Pathfinder Global Way, LLC, a private consulting company.  Prior to that, from 1998 to June 2017, Ms. Lind worked for Alcon, a Novartis (NYSE: NVS) company, where she held positions of increasing responsibilities, including leading the early Surgical Glaucoma and Drug Delivery R&D teams and most recently as a Project Head for the Retina group. Ms. Lind has numerous issued patents focused on drug delivery, injection control, MEMS based posterior segment drainage and flow, and manufacturing processes for phase transition drug formulations.  Ms. Lind has an active role at both the national and local level in Ophthalmic World Leaders (OWL). She is an OWL Champion Member and contributes at the national level on the Executive Membership Committee, and locally, by actively planning and moderating Southern California OWL chapter meetings.  Ms. Lind is a graduate of Iowa State University, with a degree in Business, and received her MBA from Webster University.

Zohar Loshitzer has served as a director of Presbia PLC since February 2014. He served as a director of Presbia Holdings from May 2007 until its liquidation in 2015. He served as the Chief Executive Officer of Presbia PLC from February 2014 to October 2014, served as the President of Presbia PLC from February 2014 to January 2015, served as Chief Business Development Officer from January 2015 to September 2015. Since 2016, Mr. Loshitzer has served as principal at OCV. Since January 2005, Mr. Loshitzer has served as a principal at Orchard Capital. OCV and Orchard Capital are majority owned by Richard Ressler (one of our directors and the beneficial owner of the majority of the ordinary shares of our company),  where he supports the portfolio companies of Orchard Capital by designing operational efficiencies and cost reductions, and he has served since August 2000 as the President and Chief Executive Officer of Universal Telecom Services, Inc., a provider of telecommunications services and solutions to emerging markets. He has served as Executive Vice President of Corporate Strategy of j2 Global since June 2001 and from July 1997 through June 2001 he served as the Chief Information Officer at j2 Global. Mr. Loshitzer was the founder and President of MTP Consulting, Inc., a business consulting firm, from January 2011 to August 2013, and he was the founder and President of Imali, Inc., another business consulting firm, from January 2007 to December 2010. Since 1995, he has been a Managing Director at Orchard Telecom, a provider of telecommunications products. He previously served as a consultant to MAI Systems Corporation, a provider of information technology solutions, and as a General Manager and Managing Director at Life Alert Emergency Response, Inc., a provider of security services for the elderly, which Mr. Loshitzer co-founded. He was a director of the publicly-traded OCATA Therapeutics (formerly Advanced Cell Technology Inc.) from December 2011 to February 2016, when the company was sold to a Japanese private company. He was also a director of publicly-traded Environmental Solutions Worldwide, Inc. from January 2011 to December 2015. He graduated from Tel Aviv University with a degree in Electronics Engineering.

Mr. Loshitzer has been chosen to serve on our Board as a result of his finance and business management knowledge and experience and his investment experience in start-ups and early stage financings.

Dr. Gerald Farrell has served as a director of Presbia PLC since January 2016. Dr. Farrell has been involved in the pharmaceutical industry for more than 25 years, and worked for Eli Lilly Company Limited in Ireland and the United Kingdom for the majority of his successful career. Dr. Farrell’s tenure at Eli Lilly included positions of Managing Director, leading the commercial sales and marketing in Ireland, Director Strategy, Commercial and Business in the UK accountable for long-term strategic planning and business operations as well as other positions related to compliance, production, sales, and planning. Dr. Farrell earned a Ph.D. Plant Biotechnology from University College, Cork, and a BSc Honors – Plant Science and Higher Diploma Education with Honors from University College, Galway.  Dr. Farrell serves on the Board for UCD Michael Smurfit Graduate Business School, serves as a director, and previously served as president, for Irish Pharmaceutical Healthcare Association, and serves as a council member for the Dublin Chamber of Commerce.  Previously, from 2003 until 2014, Dr. Farrell served as a director of Eli Lilly and Company (Ireland) Ltd.

Dr. Farrell was chosen to serve on our Board as a result of his deep experience and leadership in the pharmaceutical industry developed over the course of an over 25-year career with Eli Lilly.

Prof. Dr. Gerd U. Auffarth has served as a director of Presbia PLC since August 2015 and Dr. Auffarth has also served as the Director and Chairman of the Department of Ophthalmology at the Ruprecht-Karls-University of Heidelberg, Germany since April 2011. Since August 2006, Dr. Auffarth has been the Director of the International Vision Correction Research Centre, a research center focusing on cataract and refractive surgery, laboratory studies, and ocular pharmacology. Since June 2012, he has been the Director of The David J Apple International Laboratory

for Ophthalmic Pathology, which provides analyses on ophthalmic devices. Since August 2006 he has served as the Founder and Chief Executive Officer of' Steinbeis Technology Transfer Research Company IVCRC, which carries out research with companies, including start-up companies, in the ophthalmic medical device business in cooperation with the University Eye Clinic of Heidelberg. Since March 2012, he has served as the President of the German Society for Intraocular Lens Implantation and Refractive Surgery, and he has served on the board of this society since March 1999. Since September 2012, he has served as a member of the board of the German Ophthalmological Society (DOG), and since September 2005, he has served as an emeritus member of the board of the European Society for Cataract and Refractive Surgeons (ESCRS). He received an M.D. degree from the RWTH Aachen Medical School, Aachen University of Technology, Germany, and a Professorship in Ophthalmology and Ocular Pathology of the Ruprecht-Karls-University of Heidelberg, Germany.

Dr. Auffarth was chosen to serve on our Board due to his expertise in ophthalmic matters.

Richard S. Ressler has served as a director of Presbia PLC since January 2015. Mr. Ressler served as an officer and director of Presbia Holdings from May 2007 until its liquidation in 2015. Mr. Ressler is the founder and President of Orchard Capital Corp. ("Orchard Capital"), a firm through which Mr. Ressler oversees companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group, LLC (together with its controlled affiliates, "CIM"), a vertically-integrated owner and operator of real assets, Orchard First Source Asset Management (together with its controlled affiliates, "OFSAM"), a full-service provider of capital and leveraged  finance solutions to U.S. corporations, and OCV Management, LLC (“OCV”), an investor, owner and operator of  technology companies.  Mr. Ressler also serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including as chairman of j2 Global, Inc. (NASDAQ "JCOM"), and chairman of CIM Commercial Trust Corporation (NASDAQ “CMCT”).  Mr. Ressler served as Chairman and CEO of JCOM from 1997 to 2000 and, through an agreement with Orchard Capital, currently serves as its non-executive Chairman. Mr. Ressler has served as a director of LENS since January 2015 and as chairman of CMCT since 2014. Mr. Ressler co-founded CIM in 1994 and, through an agreement with Orchard Capital, chairs its executive, investment, allocation and asset management committees and serves on its credit committee.  CIM Investment Advisors, LLC, an affiliate of CIM, is registered with the United States Securities and Exchange Commission as a registered investment adviser. Mr. Ressler co-founded the predecessor of OFSAM in 2001 and, through an agreement with Orchard Capital, chairs its executive committee.  OFS Capital Management, LLC, an affiliate of OFSAM, is registered with the United States Securities and Exchange Commission as a registered investment adviser. Mr. Ressler co-founded OCV in 2016 and, through an agreement with Orchard Capital, chairs its executive committee.  OCV is a relying adviser of OFS Capital Management, LLC. Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE "VGR") and served in various executive capacities at VGR and its subsidiaries.  Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies.  Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. from Brown University, and J.D. and M.B.A. degrees from Columbia University.

Mr. Ressler has been chosen to serve on our Board as a result of his extensive experience with, and knowledge of, business management and finance.

Robert J. Cresci has served as a director of Presbia PLC since March 2015. Robert J. Cresci has been a managing director of Pecks Management Partners Ltd., an investment management firm, since 1990. Mr. Cresci currently serves on the boards of j2 Global, Inc., Luminex Corporation, OFS Capital Corporation, CIM Commercial Trust Corporation. Mr. Cresci previously served on the board of Continucare Corporation until 2011 and the board of Sepracor, Inc. until 2009. By virtue of his time with Pecks Management Partners and the other business entities mentioned, Mr. Cresci brings to our board of directors his broad expertise and experience in accounting issues, and public company matters. Mr. Cresci holds an undergraduate degree in Engineering from the United States Military Academy at West Point and holds a M.B.A. in Finance from the Columbia University Graduate School of Business.

Mr. Cresci was chosen to serve on our Board as a result of his broad experience in accounting and investment management developed during his tenure at Pecks Management Partners and his previous experience serving on the boards of other public companies.

Each of our executive officers and directors also serves as an executive officer and/or director of our Presbia USA, Inc. subsidiary. Certain of our executive officers and directors are also officers and/or directors of other subsidiaries of our company.

There are no family relationships among any of our directors or executive officers.

Board Composition and Committees

Richard Ressler and his affiliates control a majority of our issued and outstanding ordinary shares. As a result, we are a “controlled company” within the meaning of NASDAQ listing rules, and thus, we are exempt from the following NASDAQ requirements:

•	the requirement that a majority of our Board consist of independent directors;
•

the requirement that director nominees be selected, or recommended for the Board’s selection, either by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, or by a nominating committee comprised solely of independent directors; and

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purposes and responsibilities.

We rely on these exemptions. As a result, we do not have a majority of independent directors and we do not have a compensation committee or nominating and corporate governance committee consisting entirely of independent directors. Accordingly, our investors do not have the same protections afforded to shareholders of companies that are subject to all of NASDAQ’s corporate governance requirements.

Audit Committee. The audit committee of our Board consists of Drs. Farrell and Auffarth and Mr. Cresci, and Mr. Cresci serves as the chairman of this committee. The audit committee assists our Board in its oversight responsibilities relating to the integrity of our financial statements, the qualifications, independence, compensation and performance of our independent auditors, our systems of internal accounting and financial controls, the performance of our internal audit function, the compliance of our company with legal and regulatory requirements and compliance with our company’s Code of Business Conduct and Ethics.

Our audit committee members must satisfy both NASDAQ and SEC independence criteria. Under the NASDAQ listing rules, a director will only qualify as an “independent director” if (i) the director is not disqualified under certain objective tests established by the NASDAQ listing rules and (ii) in the opinion of the issuer’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent for purposes of the SEC’s rules, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has determined that all members of the audit committee meet both the SEC and the NASDAQ definitions of an independent director with respect to their service on our audit committee. In making this determination, our Board considered the relationships that Drs. Farrell and Auffarth and Mr. Cresci have with our company and all other facts and circumstances our Board deemed relevant in determining their independence. Our Board has determined that Mr. Cresci qualifies as an “audit committee financial expert” under SEC rules and regulations.

Compensation Committee. The compensation committee of our Board consists of Dr. Farrell and Messrs. Ressler, and Cresci, and Dr. Farrell serves as the chairman of this committee. The primary purpose of the compensation committee of our Board is to (i) facilitate our Board’s discharge of its responsibilities relating to the evaluation and compensation of our executives, (ii) oversee the administration of our compensation plans, including the Presbia Incentive Plan, (iii) review and determine Board member compensation and (iv) prepare any report on executive compensation required by the rules and regulations of the SEC and the listing rules of NASDAQ.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee of our Board consists of Dr. Auffarth and Messrs. Cresci, Ressler and Yung, and Dr. Auffarth serves as the chairman of this committee. The primary purpose of our nominating and corporate governance committee is to (i) review the qualifications of, and recommend to our Board, proposed nominees for election to our Board, consistent with criteria approved by our Board, (ii) select, or recommend that our Board select, the director nominees for the next annual meeting of shareholders, (iii) develop, evaluate and recommend to our Board corporate governance practices applicable to our company and (iv) lead our Board in its annual review of the Board and management.

Medical Affairs Committee. The medical affairs committee of our Board consists of Drs. Auffarth and Farrell and Mr. Yung, and Dr. Auffarth serves as the chairman of this committee. The primary purpose of the medical affairs committee of our Board is to (i) to advise the Board on matters related to, but not limited to, the clinical strategies and medical affairs of the Company.

Our Board has adopted written charters under which the audit committee, compensation committee and nominating and corporate governance committee operate. A copy of each of these charters, which satisfy the applicable standards and rules of the SEC and NASDAQ, is available on our website (http://www.presbia.com).

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	diversity of personal and professional background, perspective and experience;
•	personal and professional integrity, ethics and values;
•

experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly-traded company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	experience relevant to our industry and with relevant social policy concerns;
•	experience as a board member or executive officer of another publicly-traded company;
•	relevant academic expertise or other proficiency in an area of our operations;
•	practical and mature business judgment, including ability to make independent analytical inquiries;
•	promotion of a diversity of business or career experience relevant to the success of our company; and
•	any other relevant qualifications, attributes or skills.

Our Board intends to evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires persons who own more than ten percent of a registered class of our equity securities and our directors and executive officers to file with the SEC initial reports of ownership and reports in changes in ownership of any Presbia PLC equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2017, all reports required to be filed under Section 16(a) were filed on a timely basis, except as set forth below.

In connection with the exercise of his subscription rights, Robert J. Cresci had a Form 4 filing due on March 10, 2017.  Such Form 4 was filed on March 13, 2017.

In connection with the grant of restricted ordinary shares, Ralph H. Thurman had a Form 4 filing due on March 15, 2017.  Such Form 4 was filed on March 22, 2017.

In connection with the grant of restricted ordinary shares, Gerald Farrell had a Form 4 filing due on March 15, 2017.  Such Form 4 was filed on March 22, 2017.

In connection with the grant of restricted ordinary shares, Robert J. Cresci had a Form 4 filing due on March 15, 2017.  Such Form 4 was filed on March 22, 2017.

In connection with the grant of restricted ordinary shares, Vladimir Feingold had a Form 4 filing due on March 15, 2017.  Such Form 4 was filed on March 22, 2017.

In connection with the grant of restricted ordinary shares, Dr. Gerd Auffarth had a Form 4 filing due on March 15, 2017.  Such Form 4 was filed on March 22, 2017.

In connection with the grant of restricted ordinary shares, Richard Ressler had a Form 4 filing due on March 15, 2017.  Such Form 4 was filed on March 22, 2017.

In connection with the exercise of his subscription rights, Todd Cooper had a Form 4 filing due on March 10, 2017.  Such Form 4 was filed on March 22, 2017.

In connection with the exercise of subscription rights and the grant of restricted ordinary shares, Zohar Loshitzer had a Form 4 filing due on March 10, 2017 and March 15, 2017.  Such Form 4 was filed on April 13, 2017.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and Board members, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website (http://www.presbia.com). We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the compensation committee or board of directors of any other entity that has an executive officer serving or expected to serve as a member of our Board or compensation committee.

Communications with Our Board

Shareholders and other interested parties wishing to contact our Board, any director, any of the committee chairs or the independent directors as a group, may write to c/o Corporate Secretary, Presbia PLC,  Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford, Dublin 18 Ireland or send an e-mail to board@presbia.com.

All communications will be received and processed by our Secretary.  Unless indicated otherwise, communications about accounting, internal control and audits will be referred to our Audit Committee.  Communications addressed to directors may, at the direction of the directors, be shared with Presbia’s management.

All communications required by law or regulation to be relayed to our Board will be relayed immediately after receipt. Any communications received by management from shareholders or other interested parties which have not also been sent directly to our Board will be processed as follows: (1) if the party specifically requests that the communication be sent to our Board, the communication will then be promptly relayed to our Board; and (2) if the party does not request that the communication be sent to our Board, then management will promptly relay to our Board all communications that management, using its judgment, determines should be relayed to our Board.

Employees may also report misconduct, raise issues or simply ask questions, including with respect to any questionable accounting, internal control or auditing matters concerning the Company, without fear of dismissal or retaliation of any kind. Reports may be made confidentially and/or anonymously through our whistleblower hotline, 866-899-1921, by sending an e-mail to lens@openboard.info, or by completing and submitting a web form available through our website (www.presbia.com).

Executive Compensation

Summary Compensation Table

The following table shows the compensation awarded to or earned by our principal executive officer, and all individuals who served as principal executive officer at any time during the fiscal year ended December 31, 2017, our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2017 and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of December 31, 2017. The persons listed in the following table are referred to herein as the “named executive officers.”

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPLE POSITION	YEAR		SALARY ($)	BONUS ($)	STOCK AWARDS ($)		RESTRICTED STOCK UNITS ($)	NON- EQUITY INCENTIVE PLAN COMPENSA- TION ($)	NON- EQUITY INCENTIVE PLAN COMPENSA- TION ($)	NON- QUALI- FIED DEFERRED COMPENSA- TION EARNINGS ($)	TOTAL ($)
Todd Cooper	2017	(1)	446,705	46,800	—		—	—	—	—	493,505
Chief Executive Officer and President (January 2015 – December 2017)	2016		412,917	40,000	—		221,568	—	—	—	674,485
Ralph Thurman	2017	(2)	144,437	—	45,633	(3)	—	—	—	—	190,070
Chairman (January 2015 - December 2017)	2016		130,000	—	39,998		—	—	—	—	169,998
Vladimir Feingold	2017	(4)	456,101	20,472	38,978	(5)	—	—	—	—	515,551
Chief Technology Officer (June 2007 – January 2017)	2016		323,678	15,450	—		177,254	—	—	—	516,382
Jarett Fenton	2017	(6)	232,125	14,063	—		—	—	—	—	246,188
Chief Financial Officer (June 2016 – January 2018)	2016		122,741	—	—		393,990	—	—	—	516,731

(1)

In December 2017, Mr. Cooper resigned as an officer of Presbia PLC and its subsidiaries. Mr. Cooper was provided with an extension through three years after termination date of the exercise period for his stock options and of the vesting period for his restricted stock units.  In addition, Mr. Cooper was entitled to receive continuation of his base salary for six months, reimbursement of COBRA payments for six months. On April 28, 2016, Mr. Cooper was awarded 75,000 restricted stock units.

(2)

In December 2017, Mr. Thurman resigned as an officer and director of Presbia PLC and its subsidiaries. Mr. Thurman was provided with an extension through three years after termination date of the exercise period for his stock options and of accelerated vesting of his restricted share awards.

(3)

Mr. Thurman was awarded 12,738 restricted share awards in March 2017. The amount reported represents the aggregate grant date fair value calculated in accordance with FASB ASC 718. Information concerning the assumptions used to calculate these amounts is set forth in note 9 of audited consolidated financial statements presented elsewhere in this Annual Report on Form 10-K.

(4)

Mr. Feingold resigned from his position as Chief Technology Officer effective January 13, 2017 and transitioned to become a consultant. Mr. Feingold continued to serve as member of the Company’s board of directors until February 16, 2018, when he resigned from the board of the directors and its subsidiaries. Following his resignation from the board, Mr. Feingold has continued to provide consulting services to the Company.

(5)

Mr. Feingold was awarded 12,738 restricted share awards in March 2017. The amount reported represents the aggregate grant date fair value calculated in accordance with FASB ASC 718. Information concerning the assumptions used to calculate these amounts is set forth in note 9 of audited consolidated financial statements presented elsewhere in this Annual Report on Form 10-K. On April 28, 2016, Mr. Feingold was awarded 60,000 restricted stock units.

(6)

Mr. Fenton joined the Company as our Chief Financial Officer effective June 16, 2016 and resigned effective January 5, 2018. Mr. Fenton was provided with an extension through one year after termination date of the vesting period for his restricted stock units. On August 05, 2016, Mr. Fenton was awarded 100,000 restricted stock units.

Cash Bonus Program

Our Board has established for 2017, and expects to continue in subsequent years, a cash bonus program for our employees. Pursuant to this program, employees will be eligible to receive an annual cash target bonus based on a specified percentage of the employee’s salary, which bonus will be earned upon the achievement of certain specified individual and corporate milestones.

Equity Awards

Presbia PLC

In 2016, we approved granted restricted stock units, or RSUs, to our named executive officers as follows:

•	to Vladimir Feingold, in April 2016, 60,000 RSUs;
•	to Todd Cooper, in April 2016, 75,000 RSUs; and
•	to Jarrett Fenton, in August 2016, 100,000 RSUs.

The Company intends to settle the vested RSUs in ordinary shares. The RSUs will vest in increments of 20% if certain specified stock price thresholds are achieved and maintained for twenty consecutive trading days; provided, however, that in no event shall such ordinary shares vest on a date prior to first annual anniversary of the date of grant or after the recipient’s termination of employment or service with the Company. The RSUs have a seven-year term and will vest in full upon a change of control, as defined in the RSU agreement. If dividends are distributed to shareholders, a number of dividend equivalent units will be credited to outstanding RSUs equal to the dollar amount of dividends that would have been paid with respect to the RSUs as of the dividend record date had they been ordinary shares, divided by the closing price of an ordinary share on that date. Dividend equivalent units vest at the same times as the RSUs to which they relate vest.

We expect from time to time to make equity grants under the Presbia Incentive Plan to our employees to align the interests of our employees with our company.

Outstanding Equity Awards at Fiscal-End

The following table sets forth information regarding holdings by our named executive officers, as of December 31, 2017, of unexercised stock options, outstanding restricted stock awards and restricted stock units granted by Presbia PLC.

	OPTIONS AWARDS(1)						STOCK AWARDS
NAME	NUMBER OF ORDINARY SHARES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE		NUMBER OF ORDINARY SHARES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCIS- ABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OF UNITS OF STOCK THAT HAVE NOT VESTED ($)		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Todd Cooper	180,000		90,000	(2)	$10.00	12/10/2020	75,000	45,000	(5)	75,000	45,000
Ralph Thurman	250,000	(3)	—	(3)	$10.00	12/10/2020	—	—		—	—
Vladimir Feingold	40,000		60,000	(4)	$10.00	1/28/2025	60,000	162,000	(5)	60,000	162,000
Jarett Fenton	—		—				100,000	394,000	(5)	100,000	394,000

(1)	There were no option exercises by any of our executive officers during the year ended December 31, 2017.
(2)

Such shares vested on January 28, 2018. Mr. Cooper was provided with an extension through three years after termination date of the exercise period for his stock options and of the vesting period for his restricted stock units.

(3)	Mr. Thurman was provided with an extension through three years after termination date of the exercise period for his stock options.

(4)

Until the end of the Initial Term and any renewal Terms of Mr. Feingold’s consulting agreement, all Restricted Share Units granted to Mr. Feingold on April 28, 2016 and all Stock Options granted to him on January 28, 2015 shall continue to vest in accordance with their respective agreements and the Company's Incentive Plan.

(5)	Restricted stock units issued in the year December 31, 2017. Fair value of restricted stock units is determined using a Monte Carlo Simulation (see note 9 for additional details).

Retirement Benefits

We do not maintain, and during 2017 and 2016 did not maintain, any tax-qualified or non-qualified plans that provide for the payment of retirement benefits or benefits paid primarily following retirement to any of our named executive officers.

Agreements with Named Executive Officers

Each of our named executive officers is an employee at will. Other than as described below, we are not party to employment agreements with any of our named executive officers.

We entered into a letter agreement, which includes a severance arrangement, with Mr. Cooper, our President and Chief Executive Officer. The agreement provides that Mr. Cooper’s annual base salary shall be $400,000, with a target annual bonus of 50% of base pay based on agreed to objectives of our Board. Also, pursuant to this letter agreement, in connection with our initial public offering, we issued to Mr. Cooper an option to purchase 450,000 of our ordinary shares at an exercise price of $10.00 per share. In addition, if Mr. Cooper is terminated without cause or if he resigns because his base salary is unilaterally reduced or his title is diminished, he will be entitled to six months base pay, six months of reimbursement of certain medical benefits and vesting of stock options that would otherwise vest during that six-month period.

In further of our reprioritization plan, effective December 10, 2017, Mr. Cooper resigned as chief executive officer and a member of the board of directors and Mr. Thurman resigned as Executive Chairman.  We entered into a separation agreement and general release with each of Mr. Cooper and Mr. Thurman pursuant to which each of Mr. Cooper and Mr. Thurman received an extension through three years after termination date of the exercise period for the stock options and of the vesting period for the restricted stock units held by each of them.  In addition, pursuant to the terms of the letter agreement described above, Mr. Cooper will receive continuation of his base salary for six months, reimbursement of COBRA payments for six months and the vesting of his stock options will be accelerated by six months.

In connection with Mr. Feingold’s resignation in January 2017, we entered into a Separation and General Release Agreement and a Consulting Agreement with Mr. Feingold. The Separation and General Release Agreement provides for, among other things, (i) the payment of his 2016 annual bonus in the range of $20,472 to $40,944 depending on the Board’s determination of the achievement of certain 2016 personal development and corporate goals, (ii) January 13, 2017 as the last date of employment, (iii) general release by Mr. Feingold and (iv) a consulting agreement.

Pursuant to the terms of Mr. Fenton’s offer letter he was eligible to receive an annual base salary of $225,000, with a target annual bonus of 25% of base salary. In furtherance of our reprioritization plan, effective January 5, 2018, Mr. Fenton’s employment terminated. We entered into a release agreement with Mr. Fenton pursuant to which Mr. Fenton received an extension through one year after his termination date of the vesting period for the restricted stock units held by him.

Presbia Incentive Plan

In January 2015, prior to the consummation of our initial public offering, we adopted a stock plan, which we refer to as the Presbia Incentive Plan. Unless sooner terminated by the Board, the Presbia Incentive Plan will expire 10 years after its adoption. On June 15, 2016, our Board of Directors approved an amendment to the Presbia Incentive Plan, subject to shareholder approval at the Annual Meeting, which, among other things, increases the number of shares reserved for issuance under the Amended Plan by 400,000 ordinary shares and sets forth certain limits on the number of shares underlying options and stock appreciation rights, or SARs, granted to an individual in a given fiscal year so that options and SARs granted under the Plan may qualify as exempt performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 162(m)”), which otherwise generally disallows the corporate tax deduction for compensation paid in excess of $1 million annually to each of the chief executive officer and the other named executive officers of publicly-held companies. On August 4, 2016, the shareholders approved such plan amendments.  On July 18, 2018, our Board of Directors approved an amendment (the “Plan Amendment”) to the Presbia PLC Incentive Plan, as amended (as amended by the Plan Amendment, the “Amended Plan”), subject to shareholder approval at the Annual Meeting, which increases the number of shares reserved for issuance under the Amended Plan by 300,000 ordinary shares.

The Presbia Incentive Plan permits us to grant awards of stock options, restricted shares, stock appreciation rights, restricted share units, performance shares, performance share units, dividend equivalent rights in respect of awards and other share-based and cash-based awards, including annual and long-term cash incentive awards. Awards under the Presbia Incentive Plan may be granted to employees, directors, consultants and other persons who perform services for our Company or a subsidiary of our Company.  As of June 30, 2018, approximately 12 employees and 5 non-employee directors were eligible to participate in the Plan.

A total of 2,200,000 of our ordinary shares are authorized for issuance under the Presbia Incentive Plan. The Board has approved, subject to shareholder approval, an amendment to the Presbia Incentive Plan to increase the number of ordinary shares authorized for issuance thereunder to 2,500,000. For purposes of calculating the number of ordinary shares available under the Presbia Incentive Plan, shares covered by awards that are forfeited, terminated, or cancelled are available for future awards under the Presbia Incentive Plan, as are shares that are surrendered or withheld from any award to satisfy tax withholding obligations or the exercise price of an award or that are tendered by an award recipient to pay the exercise price of any awards. Such shares may be authorized but unissued shares or authorized and issued shares held in our treasury or acquired by our company for purposes of the Presbia Incentive Plan.

The Presbia Incentive Plan is administered by the Board’s compensation committee. The compensation committee has the authority to:

•	determine which individuals may be granted awards and the provisions of award agreements;
•	interpret the Presbia Incentive Plan and award agreements;
•	prescribe, amend and rescind rules and regulations, if any, relating to the Presbia Incentive Plan;
•	make all determinations necessary or advisable for the administration of the Presbia Incentive Plan; and
•	correct any defect, supply any omission and reconcile any inconsistency in the Presbia Incentive Plan or any award agreement.

Payments to our Company upon the grant, exercise or payment of an award may be made in such form as our compensation committee determines, including cash, ordinary shares, net share exercise, other securities, other awards or other property.

Options granted pursuant to the Presbia Incentive Plan will have an exercise price that is not less than 100% of the fair market value of the shares subject to the option on the date of grant and a term of not more than 10 years from the date of grant. In general, unless an award agreement specifies otherwise, options will become exercisable with respect to 20% of the shares subject thereto on each of the first five anniversaries of the date of grant. However, each option will become fully exercisable upon a “change of control” of our company (as defined in the Presbia Incentive Plan), unless the Board determines that the optionee has been offered substantially identical replacement options and a comparable position at the acquiring company. In general, upon an optionee’s termination of employment, any then exercisable options held by the optionee may be exercised for a period of three months following such termination (one year in the case of death), but in no event beyond the stated expiration date of such options; provided that all options shall immediately terminate upon termination of an optionee’s employment for cause.

Restricted shares granted pursuant to the Presbia Incentive Plan may not be sold, assigned or otherwise transferred during the restricted period determined by our compensation committee at grant. Except as otherwise determined by our compensation committee, upon a recipient’s termination of employment prior to the expiration of the applicable restricted period, all shares for which the restricted period has not lapsed will be forfeited and reacquired by us at no cost (or for nil consideration). Our compensation committee may accelerate the vesting of all or any restricted shares at any time on such terms as it shall determine by cancelling the outstanding restrictions to which such shares are subject prior to the expiration of the restricted period of such shares. In addition, all restricted shares will become fully vested, and the restrictions to which shares are subject shall lapse, upon a “change of control” of our company (as defined in the Presbia Incentive Plan) unless the Board determines that the recipient has been offered substantially identical replacement restricted shares and a comparable position at the acquiring company. During the restricted period, the recipient will possess all incidents of ownership of the restricted shares, including the right to receive dividends on and vote such shares; provided that, unless otherwise set forth in an award agreement, any cash or share dividends with respect to restricted shares will be withheld by us for the recipient’s account and will be subject to the same restrictions as the corresponding restricted shares to which such dividends relate.

Share appreciation rights granted pursuant to the Presbia Incentive Plan will confer the right to receive, for each ordinary share with respect to which the share appreciation right is exercised, an amount equal to (i) the excess of the fair market value of an ordinary share on the date of exercise over (ii) the base price of the share appreciation right. The base price of share appreciation rights will not be less than 100% of the fair market value of the ordinary shares subject to the share appreciation right on the date of grant. Share appreciation rights will become exercisable at such time or times as our compensation committee determines. Payment upon exercise of a share appreciation right may be made in cash or in our ordinary shares or both, as determined by our compensation committee.

Restricted share units granted pursuant to the Presbia Incentive Plan will be subject to such terms as the compensation committee determines. At the time of grant, our compensation committee will specify the date or dates on which restricted share units will vest and the conditions to vesting and will specify the date(s) on which ordinary shares will be transferred to a recipient in respect of vested restricted share units (which date(s) may be later than the vesting date or dates of such award). Except as otherwise determined by our compensation committee, upon a recipient’s termination of employment, restricted share units that have not vested will be forfeited and cancelled (or reacquired by us for nil consideration). Our compensation committee may at any time accelerate the vesting dates of all or any restricted share units or waive or amend any conditions of such awards.

Our compensation committee may grant performance shares in the form of actual ordinary shares or performance share units having a value equal to an identical number of ordinary shares, in such amounts and subject to such terms as the compensation committee determines. The performance conditions and the length of the performance period applicable to performance shares and performance share unit awards will be determined by our compensation committee. In addition, our compensation committee will determine whether performance share units will be paid in cash, ordinary shares or a combination of both.

Our compensation committee may award other types of share-based or cash-based awards under the Presbia Incentive Plan in such amounts and subject to such terms and conditions as our compensation committee may determine. Such awards may entail the transfer of actual ordinary shares or payment in cash or otherwise of amounts based on the value of our ordinary shares or the payment of cash pursuant to annual and long-term incentive awards approved by our compensation committee that may or may not be based on the value of our ordinary shares.

Maximum Awards under the Presbia Incentive Plan.   No employee may receive options or SARs with respect to more than 400,000 of our ordinary shares in the aggregate in any fiscal year. The maximum dollar value payable to any employee in any one fiscal year of the Company with respect to performance shares, performance share units or other share- or cash-based awards that may be settled in cash or other property (other than ordinary shares) is $1 million. These ordinary share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions.

Code Section 162(m).  Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation”, such as stock options and other equity awards, that satisfies certain criteria.  Under the federal tax reform legislation signed into law on December 22, 2017, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The compensation committee intends to consider the potential impact of Section 162(m) on compensation decisions, but reserves the right to approve compensation for an executive officer that exceeds the deduction limit of Section 162(m).

The Board may amend the Presbia Incentive Plan at any time, but no amendment may materially alter or adversely impair rights and obligations under previously granted awards without the consent of the recipient. Amendments to the Presbia Incentive Plan require shareholder approval to the extent required by applicable laws, regulations or rules.

The Presbia Incentive Plan was adopted in January 2015, prior to the consummation of our initial public offering and was amended at our 2016 Annual Meeting of Shareholders. Unless sooner terminated by the Board, the Presbia Incentive Plan will expire 10 years after its adoption.

This description is not complete. For more information, we refer you to the full text of the Presbia Incentive Plan, which we filed as an exhibit to the 2014 Annual Report on Form 10-K, and the Amendment No. 1 thereto, which we filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Securities Laws and U.S. Federal Income Taxes.

The Presbia Incentive Plan is designed to comply with various U.S. federal securities and tax laws as follows:

•

Securities Laws. The Presbia Incentive Plan is intended to conform to all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation, Rule 16b-3. The Presbia Incentive Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

•

Code Section 162(m).  Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation”, such as stock options and other equity awards, that satisfies certain criteria.  Under the federal tax reform legislation signed into law on December 22, 2017, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The compensation committee intends to consider the potential impact of Section 162(m) on compensation decisions, but reserves the right to approve compensation for an executive officer that exceeds the deduction limit of Section 162(m).

Director Compensation

For information regarding the compensation that we paid to our named executive officers who serve on the Board of Presbia PLC, Messrs. Thurman, Cooper, and Feingold, see “Summary Compensation Table.”

At present, non-employee directors of Presbia PLC are compensated as follows: (i) an annual board compensation of $100,000, which is payable quarterly in the form of quarterly grants of stock options. The number of options granted shall be valued using the Black-Scholes model equivalent to $25,000 per quarter, vesting on the first anniversary of the Date of Grant. Grants shall be issued on the Company’s form of Non-Qualified Stock Option Grant Agreement; (ii) reimbursement for out-of-pocket expenses incurred in connection with attending Board and committee meetings. In addition, we grant new directors a one-time stock option award valued at $80,000 in connection with their appointment to our Board, which shares will vest ratably over a five year vesting period, and we compensate the Chairperson for the Compensation Committee, the Nominating and Corporate Governance Committee, the Audit Committee and the Medical Affairs Committee an  additional $35,000, payable in cash, for each chairpersonship per annum.  In January 2017, we entered into a consulting agreement with Mr. Feingold, which provides for, among other things, (i) an initial one-year term, which shall automatically renew for successive one-year terms, unless terminated in accordance with the provisions of the Consulting Agreement, (ii) a $35,000 monthly consulting fee for the services specified in the applicable statement of work, including services related to regulatory and IP-related matters, (iii) termination by the Company upon sixty days’ notice and termination by Mr. Feingold upon thirty days’ notice, and (iv) the payment of the balance of the consulting fees for the initial term (as defined in the Consulting Agreement), if the Company terminates the Consulting Agreement without cause (as defined in the Consulting Agreement) during the initial term. In January 2018, we entered into a consulting agreement with Mr. Feingold which Mr. Feingold agreed to provide consulting services to the Company and its subsidiaries through April 15, 2018. The consulting agreement provided for, among other things, (i) an initial three-month term, unless terminated in accordance with the provisions of the Consulting Agreement, (ii) a $25,000 monthly consulting fee of which $15,000 is payable in cash and $10,000 is payable in restricted stock unit awards for the services specified in the applicable schedule to the Consulting Agreement, and (iii) termination by the Company or Mr. Feingold upon fifteen days’ written notice. Mr. Feingold resigned from the Board of Directors of the Company and its affiliates on February 16, 2018.

Director Equity Awards

Presbia PLC

On March 14, 2017, we granted 12,738 restricted ordinary shares to each of the following board members: Gerald Farrell, Gerd Auffarth, Richard Ressler, Robert J. Cresci and Zohar Loshitzer. The restricted shares fully vested at March 14, 2018, one year after the grant date.

Director Compensation Table

The following table summarizes the annual compensation for our non- employee directors during the year ended December 31, 2017.

NAME	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Gerald Farrell	$15,000	$38,978	—	—	—	—	$53,978
Gerd U. Auffarth	67,500	38,978	—	—	—	—	106,478
Richard Ressler	—	38,978	—	—	—	—	38,978
Robert J. Cresci	62,500	38,978	—	—	—	—	101,478
Zohar Loshitzer	7,500	38,978	—	—	—	—	46,478

(1)

This column reflects grant date fair value assigned to restricted stock awards (RSA's) on the basis of closing price of Company's ordinary shares on the date of the award. Such restricted shares will become vested one year after the grant date.

(2)

Amounts in the Option Award column reflect grant date fair value of options granted determined in accordance with ASC 718. Information concerning the assumptions used to calculate this value is set forth in Note 9 to the consolidated financial statements presented elsewhere in this Annual Report on Form 10-K.

Report of the Audit Committee

The Audit Committee monitors the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility with respect to the financial statements and the reporting process of the Company. The Company’s independent auditor is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

1.  The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2017, with the Company’s management.

2.  The Audit Committee has discussed with Squar Milner LLP, the Company’s independent auditor, the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committee.

3.  The Audit Committee has received the written disclosures and the letter from Squar Milner LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Squar Milner LLP the independence of that firm.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

Respectfully,

Robert Cresci (Chairman)

Gerd Auffarth

Gerald Farrell

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 26, 2018 with respect to the beneficial ownership of our ordinary shares by:

•	each of our named executive officers and directors;
•	all of our executive officers and directors as a group; and
•	each person or group of affiliated persons who is known by us to beneficially own more than 5% of our outstanding shares.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC’s rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the address of each person listed below is c/o Presbia PLC, Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford, Dublin 18 Ireland.

	ORDINARY SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER		PERCENT
5% Holders
FMR, LLC	2,568,278	(1)	14.9%
245 Summer Street, Boston, MA 02210
Directors and Officers
Todd Cooper	362,514	(2)	2.1%
Zohar Loshitzer	447,960	(3)	2.6%
Vladimir Feingold	1,393,318		8.1%
Richard Ressler	12,448,714	(4)	61.6%
Gerd Auffarth	38,464	(5)	*
Ralph Thurman	309,664	(6)	1.8%
Robert Cresci	96,128	(7)	*
Gerald Farrell	59,664	(8)	*
Jarett Fenton	—	(9)	*
Richard Fogarty	2,000	(10)	*
Executive officers and directors as a group (9 persons)	15,156,426	(11)	74.8%

*	Less than one percent.
(1)

Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 13 2018 by FMR LLC ("FMR") reporting that FMR: (i) beneficially owned 2,568,278 shares; (ii) had the sole power to dispose or direct the disposition of 2,568,278 shares; and (iii) had the sole power to vote or to direct the vote of 821,590 shares. In addition, the Schedule 13G/A shows that the following person s or entities beneficially own certain of the shares reported: Abigail P. Johnson and Fidelity Growth Company Fund.  The Schedule 13G/A also shows that Abigail P. Johns is a Director, the Chairman and Chief Executive Officer and of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the "Fidelity Funds"), advised by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, which power resides with the Fidelity Funds' Board of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Board of Trustees.

(2)	Includes 270,000 ordinary shares covered by options which are exercisable within 60 days of July 26, 2018.
(3)

Includes 60,000 ordinary shares covered by options which are exercisable within 60 days of July 26, 2018. Excludes 40,000 options, none of which are exercisable within 60 days of July 26, 2018. Includes 20,985 restricted shares held by Mr. Loshitzer as of July 26, 2018.

(4)	Includes 10,000 ordinary shares covered by options which are exercisable within 60 days of July 26, 2018. Includes 20,985 restricted shares held by Mr. Ressler as of July 26, 2018.
(5)	Includes 32,004 restricted shares held by Dr. Auffarth as of July 26, 2018.
(6)	Includes 250,000 ordinary shares covered by options which are exercisable within 60 days of July 26, 2018, and 20,985 restricted shares held by Mr. Thurman as of July 26, 2018.
(7)	Includes 30,255 restricted shares held by Mr. Cresci as of July 26, 2018.
(8)	Includes 36,953 restricted shares held by Dr. Farrell as of July 26, 2018.
(9)	No shares are beneficially owned by Mr. Fenton as of July 26, 2018.
(10)	Includes 2,000 shares beneficially owned by Mr. Fogarty as of July 26, 2018. Excludes 100,000 options, none of which are exercisable within 60 days of July 26, 2018.
(11)

Includes 590,000 ordinary shares covered by options which are exercisable within 60 days of July 26, 2018, and 174,905 restricted shares held as of July 26, 2018. Excludes 140,000 options, none of which are exercisable within 60 days of July 26, 2018.

Related Party Transactions

The following is a description of transactions since January 1, 2017 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Reorganization Transactions

For a description of the Reorganization Transactions, see “General Information About the Annual Meeting and Voting – Corporate History.”

Private Placement

On April 12, 2018, Presbia PLC, its wholly-owned subsidiary, Presbia USA, Inc. and Richard Ressler, a member of Presbia PLC’s board of directors and its majority stockholder, entered into a Stock Purchase Agreement pursuant to which the Purchaser purchased in a private placement offering 100 preferred shares of the Company, with the rights set forth in the Subscription Letter, dated April 12, 2018, and 4,900 shares of preferred stock of Presbia USA for an aggregate purchase price of $5.0 million.  Upon closing the offering, Mr. Ressler received a warrant to purchase 1,953,125 ordinary shares of Presbia PLC at an exercise price of $2.56 per share, subject to adjustments as provided under the terms of the warrants.  The warrant is exercisable for five years from the issuance date.  The warrant contains cashless exercise provisions.

The preferred shares of Presbia PLC and Presbia USA carry a one times liquidation preference.  The preferred shares are redeemable upon a liquidation event in which all classes of equity holders are entitled to receive the same form of consideration and are redeemable at any time at our sole election, provided that a majority of the independent directors approve such redemption.  The preferred shares accrue a dividend at the rate of 10% per annum during the first 18 months, 20% for months 19 through 24 and 30% from month 25 until such preferred shares are redeemed, payable in preferred shares on a quarterly basis.  As long as the preferred shares remain outstanding, neither we nor our subsidiary shall take the following actions, without obtaining the prior consent of the holder of the preferred shares:  (a) effect any alteration, repeal, change or amendment of the rights, privileges or preferences of the preferred shares in a manner that adversely affects the rights, privileges or preferences of those shares or any series thereof;   (b) amend, modify or repeal any provision of the organizational documents in a manner that adversely affects the powers, preferences or rights of the preferred shares;  (c) agree to any debt financing in an amount in excess of $8,000,000 (such amount being the maximum amount payable by the company under the debt instruments); (d) execute a guarantee;  (e) effect any restructuring or liquidation; (f) settle any lawsuit or civil investigation requiring the payment of more than $1,000,000; or (g)execute any document or enter into any arrangement that has a potential liability to the Company in excess of $1,000,000.

In addition, Presbia PLC guaranteed Presbia USA’s payment of the redemption price and any accrued and unpaid dividends with respect to the preferred shares issued by Presbia USA.

Rights Offering

In the first quarter of 2017 we conducted a rights offering, pursuant to which we distributed to holders of our ordinary shares, at no charge, non-transferable and non-tradeable subscription rights to purchase ordinary shares. Each shareholder received one subscription right for each share of our ordinary shares owned at 5:00 PM Eastern on February 6, 2017, the record date for this rights offering. Each subscription right entitled its holder to purchase 0.335297256 ordinary shares at a subscription price of $3.00 per whole share, which we refer to as the “basic subscription right.” The holders also received an oversubscription privilege, pursuant to which a holder was entitled to purchase a portion of the unsubscribed ordinary shares at the subscription price, subject to proration if such holder had exercised its basic subscription rights in full, and other shareholders did not fully exercise their basic subscription rights. Each subscription right consists of a basic subscription right and an over-subscription privilege, which we refer to as the “subscription right.” The following officers and directors of Presbia purchased shares in the rights offering:  (i) Richard Ressler directly and through certain entities controlled by him purchased an aggregate of 2,628,222 shares, (ii) Ralph Thurman purchased 5,543 shares, (iii) Mr. Loshitzer purchased 91,959 shares, (iv) Dr. Auffarth purchased 6,460 shares, (v) Mr. Farrell purchased 17,111 shares and (vi) Mr. Cresci purchased 55,873 shares.

Transactions with Orchard Capital and its Affiliates

Orchard Capital has provided financial analysis and bookkeeping, accounting, legal, compliance and directorial services to Presbia since January 2011 pursuant to a Services Agreement. Such agreement will remain in effect until terminated by either party thereto upon 30 days’ notice. Orchard Capital invoices us quarterly for such services at cost. During the years ended December 31, 2017 and 2016, we recognized general and administrative expenses of $14,000 and $14,000 for services invoiced by Orchard Capital. As of December 31, 2017 and 2016, $3,000 and $4,000 was due to Orchard Capital for management and accounting services, respectively.

Also, commencing during the second quarter of 2013, we have received human resources management services, payroll services, IT support and risk management services from CIM Group. We have incurred charges of $37,000 and $73,000 payable to CIM Group for such services for the years ended December 31, 2017 and 2016, respectively. As of December 31, 2017 and 2016, amounts due to CIM Group for human resources, payroll, information technology and legal services amounted to $19,000 and $14,000, respectively.

On December 14, 2017, the Company concluded a services agreement with OCV Management, LLC, a related party co-founded by Mr. Ressler and Mark Yung, for the purpose of providing management services for the Company for the period commencing December 14, 2017 until terminated upon thirty (30) days’ prior written notice by either of the parties. OCV Management, LLC will receive an annual fee of $250,000, payable annually in arrears. The obligation will be settled in the form of ordinary shares issued by the Company in a private offering. For 2018, the number of shares to be issued will be determined by dividing $250,000 by the closing price on January 2, 2018 and the shares will be issued on January 2, 2019. The Company recorded a non-current liability of $12,000 as of December 31, 2017 in relation to services provided in 2017.

For information regarding the relationship of Richard Ressler (one of our directors and the beneficial owner of the majority of the ordinary shares of our company) and Mark Yung (our Executive Chairman of the board and Chief Executive Officer) with Orchard Capital, CIM Group and OCV, see “Directors, Executive Officers and Corporate Governance.”

Registration Rights Agreement

Presbia Holdings, our former controlling shareholder, and certain of its transferees, had rights to cause our Company to register their ordinary shares, including any ordinary shares that Presbia Holdings transfers to its equity owners, under the Securities Act. In August 2015, in connection with the dissolution of Presbia Holdings, Presbia Holdings transferred all rights under the Registration Rights Agreement to Richard Ressler, one of our board members, and his affiliates. These rights are provided under the terms of a registration rights agreement between us and Presbia Holdings and includes demand registration rights and piggyback registration rights. These registration rights are assignable, subject to certain conditions, including that the assignee be bound by the terms and conditions of the registration rights agreement. To the extent permitted by applicable law, we will pay, or if not permitted by applicable law, we will cause one of our non-Irish subsidiaries to pay, all registration expenses in connection with registrations under this agreement.

Demand registration rights

Under the terms of the registration rights agreement, at any time beyond six months after the consummation of our initial public offering, we are required, upon the written request of the holders of the shares that are entitled to rights under the registration rights agreement, to use our best efforts to register all or a portion of these shares for public resale. We are not required to effect a registration pursuant to this provision of the registration rights agreement (i) if the shares requested to be registered do not represent (a) at least 10% of the shares that are entitled to registration rights under the agreement or (b) an anticipated aggregate public offering price of at least $10 million; or (ii) during the period starting with the date 30 days prior to our good faith estimate of the date of filing of, and ending on a date 180 days following the effective date of, any company-initiated registration under the Securities Act. If such a registration is to be an underwritten offering, then the holders’ registration rights are conditioned upon the holders’ participation in that underwriting. We may defer the filing of a registration statement once during any 12-month period for a period of not more than ninety days, if we provide written notice stating that in the good faith judgment of our Board, a disadvantageous condition exists, including the existence of certain material transactions or financings, the unavailability of any required financial statements, or the possession by our company of any material information which would not be in the best interests of our company to disclose.

Piggyback registration rights

In addition, the holders are entitled to piggyback registration rights. If we register any of our securities for our own account, the holders of these shares are entitled to include their shares in the registration. If such registration is to be an underwritten offering, then the holders’ registration rights are conditioned on such holders’ participation in that underwriting.

Director and Executive Officer Compensation

See “Executive Compensation” for information regarding compensation of our directors and executive officers.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. Also, our Presbia USA, Inc. subsidiary has entered into an indemnification agreement with each of our executive officers and directors (each of our executive officers and directors is also an officer and/or director of our Presbia USA, Inc. subsidiary). These agreements, among other things, require us to indemnify an indemnitee to the fullest extent permitted by applicable law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the indemnitee in any action or proceeding, including any action or proceeding by us or in our right, arising out of the person’s services as a director or executive officer. We also maintain directors’ and officers’ liability insurance for our directors and officers.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

As provided by our audit committee charter, our audit committee is responsible for reviewing and approving in advance the related party transactions covered by our Company’s related transaction policies and procedures.

PRESENTATION OF THE IRISH STATUTORY ACCOUNTS

Presbia PLC’s Irish Statutory Accounts for the fiscal period ending December 31, 2017, including the reports of the auditor thereon, will be presented at the Annual Meeting. There is no requirement under Irish law that such statements be approved by the shareholders, and no such approval will be sought at the Annual Meeting. The Irish Statutory Accounts are available with the proxy materials at www.envisionreports.com/LENS.

A shareholder or shareholders having an aggregate holding of 5% or more of the total outstanding shares in Presbia PLC may serve objections in writing to the use of the disclosure exemptions to the Company Secretary at our headquarters at Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford, Dublin 18 Ireland, before August 29, 2018.

Other Matters

The Board does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxy agents noted on the enclosed proxy card to vote the shares represented thereby in accordance with the recommendation of the Board on such matters.

ACCESS TO FORM 10-K

On written request, we will provide, without charge to each record or beneficial holder of our ordinary shares as of July 26, 2018, a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Written requests should be directed to Presbia PLC, c/o Corporate Secretary at Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford, Dublin 18 Ireland.

In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website (www.presbia.com) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities Exchange Commission, or the SEC. The public may read and copy any materials we file with the Securities Exchange Commission at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

APPENDIX A

PRESBIA PLC

AMENDMENT NO. 2 TO

PRESBIA PLC INCENTIVE PLAN

The Presbia PLC Incentive Plan (the “Plan”) is hereby amended by the Board of Directors, subject to approval of shareholders of Presbia PLC, as follows:

1. Section 3.2 of the Plan is hereby amended to increase the total number of Ordinary Shares available for issuance under the Plan by 300,000 shares, such that Section 3.2 of the Plan, as so amended, shall read in its entirety as follows:

3.2 Shares Reserved Under Plan.  Subject to adjustment as provided in Section 9.3, the total number of Ordinary Shares which may be issued pursuant to Awards granted under the Plan shall not exceed 2,500,000 shares (all of which may be issued pursuant to the exercise of Incentive Stock Options). Such shares may be authorized but unissued Ordinary Shares or, to the extent permitted by applicable law, authorized and issued Ordinary Shares held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any share certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Ordinary Shares or Ordinary Shares are withheld from any Award (other than restricted shares) to satisfy a Grantee’s tax withholding obligations, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares withheld shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any Ordinary Shares delivered by the Company, any Ordinary Shares with respect to which Awards are made by the Company and any Ordinary Shares with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan. Notwithstanding the foregoing, in the case of the cancellation or forfeiture of Restricted Shares or other Awards with respect to which dividends have been paid or accrued, the number of shares with respect to such Restricted Shares or other Awards shall not be available for subsequent grants hereunder unless, in the case of shares with respect to which dividends were accrued by unpaid, such dividends are also canceled or forfeited. Subject to adjustment as provided in Section 9.3, no Employee may be granted Options or share appreciation rights in any one fiscal year of the Company with respect to more than 400,000 Ordinary Shares each.

ADOPTED BY BOARD OF DIRECTORS: July 18, 2018

ADOPTED BY SHAREHOLDERS:            , 2018

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